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                                                       EXHIBIT 10.21

                               DOW JONES 401(k) SAVINGS PLAN









                   Amended and Restated as of January 1, 1997 and
                  Reflecting Revisions through December 15, 2000





                                  Plan No. 001

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                          DOW JONES 401(k) SAVINGS PLAN

                               Table of Contents
                                                                 Page
PREAMBLE                                                            1

ARTICLE I  DEFINITIONS                                              2

ARTICLE II  SERVICE                                                17

ARTICLE III  PARTICIPATION                                         18
3.1.  Commencement of Active Participation                         18
3.2.  Commencement of Inactive Participation                       18
3.3.  Termination of Participation                                 19
3.4.  Transfer of Employment.                                      19
3.5.  Employee Responsibility.                                     19

ARTICLE IV  CONTRIBUTIONS                                          20
4.1.  Determination of Company Contributions                       20
4.2.  Pre-Tax Contributions                                        20
4.3.  Matching Contribution                                        21
4.4.  Company Fixed Contributions                                  21
4.5.  Rollover Contributions and Transfer Contributions            22
4.6.  Timing of Company Contributions                              23
4.7.  Requirement for Profits                                      23
4.8.  Modification, Revocation or Termination of
        Contribution Election                                      23
4.9.  Irrevocability                                               24
4.10.  Nondiscrimination Testing                                   24
4.11.  Provisions Applicable Prior to January 1, 2000              25

ARTICLE V  LIMITATIONS ON CONTRIBUTIONS                            26
5.1.  Limit on Pre-Tax Contributions                               26
5.2.  Maximum Limit on Contributions                               26
5.3.  Deductibility of Contributions by Companies                  27

ARTICLE VI  INVESTMENT OF FUNDS                                    29
6.1.  Investment Funds                                             29
6.2.  Participant Selection of Investments                         29
6.3.  Loan Fund.                                                   30

ARTICLE VII  PLAN ACCOUNTS                                         31
7.1.  Accounts                                                     31
7.2.  Crediting Investment Earnings.                               31
7.3.  Accounting                                                   31
7.4.  Risk of Loss                                                 32








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ARTICLE VIII  VESTING                                              33

ARTICLE IX  WITHDRAWALS                                            34
9.1.  Withdrawals of After-Tax Contributions.                      34
9.2.  Withdrawals After Termination of Employment or While Receiving
Benefits in Quarterly or Annual Installments                       34
9.3.  Spouse's Consent to Withdrawals                              34
9.4.  Payment of Withdrawals                                       35
9.5.  Repayment of Withdrawals                                     36

ARTICLE X  PARTICIPANT'S BENEFITS UPON SEPARATION FROM EMPLOYMENT  37
10.1.  Participant's Benefits                                      37
10.2.  Form of Benefits                                            37
10.3.  Commencement of Benefits                                    38
10.4.  Distributions                                               39

ARTICLE XI  BENEFICIARY'S BENEFITS UPON PARTICIPANT'S DEATH        42

11.1.  Beneficiary's Benefits                                      42
11.2.  Beneficiary and Form of Benefits                            42
11.3.  Commencement of Benefits                                    44
11.4.  Distributions                                               45

ARTICLE XII  VALUATION OF ACCOUNTS                                 47

ARTICLE XIII  LOANS                                                48
13.1.  Loan Amount, Term and Interest Rate                         48
13.2.  Order of Withdrawals for Loans                              49
13.3.  Proration of Withdrawals for Loans.                         50
13.4.  Frequency of Loans                                          50
13.5.  Security for Loans                                          50
13.6.  Repayment                                                   51
13.7.  Certain Beneficiaries and Inactive Participants             52
13.8.  Further Limitations on Loans                                52

ARTICLE XIV  ADMINISTRATION OF PLAN                                53
14.1.  Appointment of Plan Committee                               53
14.2.  Resignation and Removal of Members                          53
14.3.  Appointment of Successors                                   53
14.4.  Power and Duties of the Committee                           53
14.5.  Allocation and Delegation of Duties                         54
14.6.  Committee Procedure                                         55
14.7.  Investment Manager                                          55
14.8.  Compensation of Committee                                   55
14.9.  Expenses                                                    55
14.10.  Information Required From Participants                     55
14.11.  Records                                                    56







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14.12.  Reports to Participant                                     56
14.13.  Multiple Fiduciary Capacity                                56

ARTICLE XV   PLAN ASSETS                                           57
15.1.  Trust                                                       57
15.2.  Designation of Trustee                                      57
15.3.  Investment and Management of Plan Assets                    57
15.4.  Records                                                     57

ARTICLE XVI  CLAIMS                                                58
16.1.  Claims for Benefits                                         58
16.2.  Appeals Procedure                                           58

ARTICLE XVII  AMENDMENT AND TERMINATION                            60
17.1.  Amendment                                                   60
17.2.  Termination or Partial Termination                          60
17.3.  Merger or Consolidation of Plan Assets; Mergers into the Plan;
      Transfers of Plan Assets                                     60

ARTICLE XIII  MISCELLANEOUS PROVISIONS                             62
18.1.  No Contract of Employment                                   62
18.2.  No Liability for Benefits                                   62
18.3.  Exclusive Benefit of Trust Fund                             62
18.4.  Nonalienation                                               62
18.5.  Common Trust Fund                                           63
18.6.  Responsibility of Fiduciaries                               64
18.7.  Indemnity by Companies                                      64
18.8.  Inability to Locate Participants or Beneficiaries           64
18.9.  Payment in Case of Incapacity                               64
18.10. Headings                                                    65
18.11. Applicable Law                                              65
18.12. Agent for Service                                           65
18.13. USERRA                                                      65

ARTICLE XIX   TOP-HEAVY PLAN RULES                                 66
19.1.  Applicability                                               66
19.2.  Definitions                                                 66
19.3.  Top-Heavy Status                                            66
19.4.  Minimum Contributions                                       66
19.5.  Maximum Annual Addition                                     67
19.6.  Non-Eligible Employees                                      68

SCHEDULE A  CERTAIN PROVISIONS APPLICABLE PRIOR TO JANUARY 1, 2000 70

SCHEDULE B  COLLECTIVE BARGAINING AGREEMENTS                       80









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SCHEDULE C  COMPANIES UNDER THE PLAN                               81

SCHEDULE D  SERVICE WITH PRIOR EMPLOYERS                           82

SCHEDULE E  CERTAIN PROVISIONS GENERALLY APPLICABLE
      PRIOR TO JANUARY 1, 2001                                     83
















































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                           DOW JONES 401(k) SAVINGS PLAN

                                      PREAMBLE

This instrument sets forth the terms and conditions of the Dow Jones 401(k) Savings Plan, originally adopted by Dow Jones & Company, Inc. as the "Dow Jones Profit Sharing Retirement Plan," a profit-sharing plan effective as of December 1949 and thereafter amended from time to time. Dow Jones & Company, Inc. is a Delaware corporation with offices headquartered in New York, New York. On May 16, 1990, the Plan was amended and restated in its entirety effective January 1, 1989, to reflect changes in the laws and regulations governing the Plan.

Accruals under the Telerate Systems Incorporated Retirement Plan, a profit-sharing plan sponsored by Telerate Systems Incorporated (a wholly-owned subsidiary of Dow Jones & Company, Inc.) and related companies, were frozen as of December 31, 1990, and the Plan was amended, effective January 1, 1991, to reflect the merger of the Telerate Systems Incorporated Retirement Plan (including assets and liabilities attributable to frozen pension plan individual accounts and frozen cash or deferred arrangement individual accounts) into the Plan as of that date. Effective November 1, 1991, the Plan was further amended to reflect increased flexibility in the ability of Participants to direct the investment, and reinvestment, of their Accounts under the Plan. On June 22, 1994, the Plan was further amended, effective as provided therein, to effect certain administrative provisions and to reflect changes in the laws and regulations governing the Plan, and restated in its entirety, again effective as of January 1, 1989. The Plan was amended on December 14, 1994, and again amended and restated in 1995, effective as stated therein. The Plan is hereby amended effective as of January 1, 1997, to effect changes in the laws and regulations governing the Plan such that any provisions applicable to the Plan as of January 1, 1997, and thereafter are set forth herein. The Plan is hereby further amended effective as of January 1, 2000 to add a qualified cash or deferred arrangement under Code Section 401(k). Effective as of January 1, 2001, amounts held under Participants' Pension Accounts are transferred to the Dow Jones Money Purchase Retirement Plan in a transfer that satisfies the requirements of Code Section 414(l).

Except as otherwise provided herein, a Participant who is not an Employee at any time after December 31, 1999 shall be entitled to benefits, if any, under the Plan based upon the provisions of the Plan in effect on or prior to that date.

The Plan and the trust established under the Trust Agreement to implement the Plan are intended to constitute a cash or deferred compensation arrangement under Code Section 401(k) and are intended to comply with the provisions of Code Sections 401 and 501 and the requirements of ERISA, and the corresponding provisions of any subsequent laws, and the provisions of the Plan and Trust Agreement shall be construed to effectuate such intention.

Except as expressly stated to the contrary herein, the provisions of this instrument are not intended to enlarge the rights of any Employee whose employment with a Company or any Affiliated Company terminated prior to January 1, 1997.

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                                        ARTICLE I

                                        DEFINITIONS

For all terms used in this Plan, whether or not defined in this Article I, the masculine gender shall include the feminine and the feminine gender shall include the masculine and the singular shall include the plural and the plural shall include the singular unless the context clearly indicates otherwise. The following terms used in this Plan shall have the meanings set forth in this Article I.

     1.1 "Accounts" or "Participant's Accounts" mean the Plan accounts listed below that are maintained by the Plan's Plan Committee for each Participant pursuant to Section 7.1 in accordance with rules and procedures approved by the Plan Committee:

          (a) "After-Tax Contributions Account" means the account established and maintained for each Participant to reflect amounts held in the Trust Fund on behalf of such Participant which are attributable to After-Tax Contributions made by the Participant in accordance with Schedule A.

          (b) "Company Contributions Account" means the account established and maintained for each Participant to reflect amounts held in the Trust Fund on behalf of such Participant which are attributable to any Company Contributions made in accordance with Schedule A and any Company Fixed Contributions made in accordance with Section 4.4.

          (c) "Matching Contributions Account" means the account established and maintained for each Participant to reflect amounts held in the Trust Fund on behalf of such Participant which are attributable to Matching Contributions by a Company in accordance with Section 4.3.

          (d) "Pension Account" means the account established and maintained for periods prior to January 1, 2001 for a Participant who was a participant in the Telerate Retirement Plan and containing amounts attributable to the non-discretionary portion of "Employer's Non-Elective Contributions" on the Participant's behalf under that plan and contributions made on the Participant's behalf under the Telerate Pension Plan

          (e) "Pre-Tax Contributions Account" means the account established and maintained for each Participant to reflect amounts held in the Trust Fund on behalf of such Participant which are attributable to Pre-Tax Contributions by a Company on behalf of the Participant in accordance with
Section 4.2.

          (f) "Qualified Employer Contributions Account" means the account established and maintained for a Participant who was a participant in the Telerate Retirement Plan and containing amounts attributable to the non-discretionary portion of "Employer's Elective Contributions" on the Participant's behalf under that plan.

          (g) "Rollover Account" means the account established and maintained for a Participant to reflect amounts held in the Trust Fund on behalf of such

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Participant which are attributable to the Participant's eligible direct rollover contributions made in accordance with Section 4.5(a).

          (h) "Telerate 401(k) Account" means the account established and maintained for a Participant who was a participant in the Telerate Retirement Plan and containing amounts derived from the portion of the "Employer's Elective Contributions" attributable to the Participant's salary reduction elections under that plan.

          (i) "Transfer Account" means the account established and maintained for a Participant to reflect amounts held in the Trust Fund on behalf of such Participant which are attributable to the Participant's Transfer Contributions made in accordance with Section 4.5(b).

     1.2 "Active Participant" means an Eligible Employee who has commenced, and remains in, active participation in the Plan pursuant to Article III.

     1.3  "Affiliated Company" means:

          (a)  each Company;

          (b) any corporation which is a member of a controlled group of corporations with a Company within the meaning of Code Section 414(b);

          (c) any trade or business (including a sole proprietorship, partnership, trust, estate or corporation) which is under common control with a Company within the meaning of Code Section 414(c);

          (d) any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes a Company;

          (e) any other entity required to be aggregated with a Company pursuant to regulations under Code Section 414(o); and

          (f) any other entity deemed to be an Affiliated Company by the Board of Directors.

     1.4 "After-Tax Contributions" means amounts contributed to the Plan by a Participant out of his own assets pursuant to Schedule A during Plan Years ending prior to January 1, 2000.

     1.5 "Alternate Payee" means any spouse, former spouse, child, or other dependent of a Participant who is recognized under a Qualified Domestic Relations Order as having a right to receive all or any portion of the benefits payable hereunder with respect to such Participant. An Alternate Payee may designate a Beneficiary in accordance with Section 11.2(a); provided, however, that the spousal consent rules thereunder shall not apply.

     1.6  "Annual Addition" means the sum, in any Limitation Year, of:

         (a)  the Participant's After-Tax Contributions;


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          (b)  Pre-Tax Contributions, Matching Contributions and other
Company contributions made on behalf of the Participant;

          (c) forfeitures, if any, allocated as such to the Participant's Accounts; and

          (d)  the Participant's annual additions (as defined in Code
Section 415(c)(2)) to all other defined contribution plans of the Affiliated Companies, including any amount allocated to an individual medical account of the Participant as described in Code Section 415(1), and (if the Participant is or ever was a Key Employee) any amount allocated to his post-retirement medical benefit account as described in Code Section 419A(d).
     1.7 "Beneficiary" means the one or more persons or trusts designated or deemed as such pursuant to Article XI.

     1.8 "Benefit Commencement Date" means the first day of the first period for which an amount is payable as an annuity or in any other form to the Participant or his Beneficiary, as applicable, pursuant to Articles X or XI, regardless of whether payment is actually made.

     1.9 "Board of Directors" means the board of directors of Dow Jones & Company, Inc. or any successor entity, or any officer or officers of Dow Jones & Company, Inc. authorized by the Board of Directors to take action on its behalf.

     1.10 "Cash or Deferred Contributions" means any amounts that would qualify as compensation but for the Participant's agreement to forego receipt thereof pursuant to a cash or deferred arrangement under Code
Section 401(k)(2), a cafeteria plan under Code Section 125, a simplified employee pension under Code Section 402(h), or an annuity contract under Code Section 403(b).

     1.11 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     1.12 "Company" means Dow Jones & Company, Inc. or any other company, or division or department of a company, having employees to whom the Board of Directors has extended (with the acceptance of such entity) the benefits of the Plan, or any successor entities (collectively, the "Companies").
Each Company is listed on Schedule C hereto. Any action by a Company provided for under the Plan may be taken by the board of directors of that Company or an officer or officers of that Company authorized by such board of directors to take such action. Any reference to the board of directors or officers or jurisdiction of legal organization of a Company shall, with respect to a Company which is a division or department of a company, be deemed to refer to the board of directors or officers or jurisdiction of legal organization, as the case may be, of the company of which such Company is a division or department. Any reference to the board of directors or officers of a Company which is not incorporated shall be deemed to refer, respectively, to person(s) having the legal authority to manage the affairs of the Company or to the person(s) to whom such authority has been delegated.

     1.13 "Company Fixed Contributions" means Company contributions described in Section 4.4.

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     1.14  "Company Securities" means the common stock or other securities issued by a Company, by an Affiliated Company, or by any other company controlling, controlled by or under common control with, a Company.

     1.15 "Compensation" means '414(s)' Compensation, from the Companies in respect of service as an Active Participant, less (to the extent included therein):
          (a) all of the following, even if included in gross income: expense reimbursements or allowances, cash and noncash fringe benefits, moving or relocation expenses, deferred compensation and welfare benefits;

          (b) only with respect to Highly Compensated Employees for the Plan Year:

            (1)  severance benefits (even if not welfare benefits),

            (2) ordinary income recognized upon the exercise of non-qualified stock options,

            (3) deferred compensation included in the Participant's gross income for the Plan Year pursuant to the Participant's election under Code
Section 83(b), and

            (4) payments, regardless of form, under the 1990 Performance Award Plan or any subsequent long term incentive plan for selected employees; and

          (c) amounts paid on account of or in connection with foreign overseas allowances.

Notwithstanding any provision of the Plan to the contrary, Compensation shall not exceed the Compensation Limit multiplied by one-twelfth (1/12) the number of months in the Plan Year.

     1.16  "Compensation Limit" means $150,000, as adjusted pursuant to Code
Section 401(a)(17)(B). The Compensation Limit for the Plan Years beginning January 1, 2000 and 2001 is $170,000.

      1.17 "Defined Benefit Plan Fraction" means, for any Limitation Year beginning prior to January 1, 2000, a fraction, the numerator of which is the Participant's projected annual benefit under all defined benefit plans (within the meaning of Code Section 414(j)) of the Affiliated Companies, which are qualified under Code Sections 401 and 501, determined as of the close of the Limitation Year, and the denominator of which is the lesser of:

          (a)  1.25 (1.0 for any Limitation Year beginning in a Top Heavy
Year) multiplied by the dollar limitation in effect under Code Section 415(b)(1)(A) for that Limitation Year, or



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          (b)  1.4 multiplied by the amount that may be taken into account under Code Section 415(b)(1)(B) with respect to the Participant for that Limitation Year.

     1.18 "Defined Contribution Plan Fraction" means, for any Limitation Year beginning prior to January 1, 2000, a fraction, the numerator of which is the sum of the Participant's Annual Additions, and the Participant's annual additions (as defined in Code Section 415(c)(2)) to all other defined contribution plans of the Affiliated Companies, for all Limitation Years as of the close of such Limitation Year and the denominator of which is the sum of the lesser of the following amounts for such Limitation Year and for each prior Limitation Year of service with the Affiliated Companies:

          (a)  1.25 (1.0 for any Limitation Year beginning in a Top Heavy
Year) multiplied by the dollar limitation in effect under Code Section 415(c)(1)(A) for that Limitation Year (determined without regard to Code
Section 415(c)(6)), or

          (b) 1.4 multiplied by the amount that may be taken into account under Code Section 415(c)(1)(B) with respect to the Participant for that Limitation Year.

     1.19 "Determination Date" means, with respect to any Plan Year, the last day of the immediately preceding Plan Year, or, with respect to the first Plan Year of the Plan, the last day of such Plan Year.

     1.20 "Disability" means a total and permanent disability which is certified by a qualified physician or physicians approved by the Plan Committee as preventing a Participant by bodily injury or disease or mental disease from engaging in any occupation or employment with a Company and as likely to continue for the rest of his life. Upon the consideration of the opinion of such physician and the opinion(s) of such additional physicians, if any, as the Plan Committee in its discretion may consider appropriate, the determination by the Plan Committee shall be final and binding on all persons. The Plan Committee shall not discriminate in any way between Participants in applying the provisions of this Section.

     1.21 "Eligibility Service" means, for Plan Years ending prior to January 1, 2000, service used to determine an Eligible Employee's eligibility to become a Participant.

     1.22 "Eligible Employee" means any Employee (including any officer) of a Company (whether or not such person is an exempt employee under Section 13(a)(1) of the Fair Labor Standards Act), who:

          (a) is a citizen of the United States employed by a United States Company and who, effective on or after January 1, 2000, is recorded as an employee on the United States payroll records of Dow Jones & Company, Inc. or another Company; or

          (b) is a resident alien employed in the United States by a United States Company or is a nonresident alien employed by a United States Company and who receives United States earned income, unless the Employee:

              (1) is expected to work in the United States (if at all) for a total of less than five years, and

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            (2)  in accordance with the laws of the resident alien's country of citizenship or the nonresident alien's country of residence, is (or, except for failure to satisfy service requirements, would have been) an active participant in a local plan in respect of his employment in the United States.

Eligible Employee shall not include, however, any person covered by a collective bargaining agreement which does not provide for participation in the Plan (except to the extent such collective bargaining agreement is described in Schedule B attached hereto), nor any leased employee within the meaning of Code Section 414(n)(2) included within the definition of "Employee" in this Article I. Notwithstanding any other provision of the Plan to the contrary, the term Eligible Employee shall not include any individual who is not recorded as an employee on the payroll records of a Company, including any such individual who is subsequently reclassified by a court of law or a regulatory body as a common law employee of a Company.
For purposes of clarification only and not to imply that the preceding sentence would otherwise cover such person, the term Eligible Employee does not include any individual who performs services for a Company as an independent contractor or under any other non-employee classification.

     As used in this Section:

     -  "alien" means a person who is not a citizen of the United States;

     - "local plan" means a retirement or similar plan sponsored or maintained by an Affiliated Company consistent with the laws of the foreign country, including, if applicable, the retirement system sponsored by the government of that country (if such system has been adopted by the Affiliated Company for that purpose) and including a plan covering only third country nationals;
     - "nonresident alien" means, with respect to a calendar year, an alien who is not a resident alien;

     - "resident alien" means, with respect to a calendar year, an alien who

     - is a lawful permanent resident of the United States at any time during the calendar year,

     - meets the following requirements:

     - he is present in the United States on at least 31 days during the calendar year, and

     - he is present in the United States on at least 183 days combined during the three calendar years ending with the calendar year (when the days actually present during the nearest preceding calendar year are weighted by 1/3 and the days actually present during the other preceding calendar year are weighted by 1/6),

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unless he is present in the United States on fewer than 183 days during the calendar year, has a tax home (within the meaning of Code Section 911(d)(3) without regard to the second sentence thereof) in a foreign country to which he has a closer connection than to the United States, and took no steps during the calendar year to apply for lawful permanent residence status in the United States, or

     - is eligible to elect and does elect, under Code Section 7701(b)(4), to be treated as a resident of the United States with respect to the calendar year;

     - "third country national" means a nonresident alien employed in a country other than the United States or his country of citizenship;

     - "United States Company" means a Company organized under the laws of the United States or any state thereof; and

     - "United States earned income" means, in respect of a calendar year for a nonresident alien, earned income (within the meaning of Code Section 911(d)(2)) for personal services performed for an Affiliated Company in the United States, unless all such earned income is exempt from United States income tax under an applicable income tax treaty, or unless

     - the alien is present in the United States for not more than 90 days during the calendar year,

     - the income does not exceed $3,000 in the aggregate, and

     - if the Affiliated Company is not a company organized under the laws of the United States or any state thereof, the services are performed for an office or place of business maintained by the Affiliated Company in a country other than the United States.

     1.23 "Eligible Retirement Plan" means (a) an individual retirement account or individual retirement annuity (other than an endowment contract) described in Code Sections 408(a) and 408(b), respectively, (b) a qualified trust described in Code Section 401(a) which is part of a defined contribution plan, the terms of which permit the acceptance of rollover distributions, and (c) an annuity plan described in Code Section 403(a).

     1.24 "Eligible Rollover Distribution" means any distribution of all or a portion of a Participant's (or Beneficiary's) accounts under the Plan, except to the extent that the distribution:

          (a) is one of a series of substantially equal periodic payments made, at least annually, over the life or life expectancy of the Participant (or Beneficiary) or the joint lives or joint life expectancy of the Participant and his Beneficiary, determined in the manner described below;


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          (b)  is one of a series of substantially equal periodic payments made, at least annually, over a specified period of ten years or more, determined in the manner described below;

          (c) is required under Section 10.3(c) or 11.3(b), relating to minimum distribution requirements under Code Section 401(a)(9);

          (d) for distributions on or after January 1, 2000, is a hardship distribution of amounts held under the Telerate 401(k) Account or, if such a distribution is permitted under the Plan, of amounts held under the Pre-Tax Contributions Account;

          (e) is a Loan or portion thereof which is treated as a taxable distribution for failure to meet the requirements of Code Section 72(p)(2), such as a default caused by a failure to repay the Loan in a manner that satisfies that Section, (but an Eligible Rollover Distribution shall include the outstanding principal and accrued interest on a Loan which is offset against the Participant's or Beneficiary's accounts under Section 10.1 or
11.1 prior to the payment of benefits);

          (f) is a distribution of After-Tax Contributions (but not the earnings thereon), is equal to the amount of the portion of a Loan which previously was excluded from treatment as an Eligible Rollover Distribution under subsection (e) above, or is otherwise not includible in the Participant's (or Beneficiary's) gross income, (except that an Eligible Rollover Distribution shall include the portion of a distribution attributable to net unrealized appreciation described in Code Section 402(e)(4));

          (g) is a corrective distribution of After-Tax Contributions (and income thereon) under Section 5.1(c), relating to actual contribution percentage testing, and Section 5.2(c)(l), relating to the maximum limit on contributions; or

          (h) is a distribution otherwise described in regulations promulgated by the Secretary of the Treasury under Code Section 402(c)(4) or is a distribution otherwise designated for this purpose by the Internal Revenue Service in revenue rulings, notices, or other guidance of general applicability.

For purposes of this Section, the determination of whether a series of payments is a series of substantially equal periodic payments over a life expectancy or joint life expectancy under subsection (a) above or over a specified period of ten years or more under subsection (b) above shall be made at the time payments begin, without regard to contingencies or modifications that have not occurred. In the event of a subsequent occurrence of a contingency or modification, a new determination shall be made, applicable to subsequent payments. Determinations shall be made by comparison of the payments with an amortization of the amount of the Participant's accounts subject to the distribution over a period of ten years or over the applicable life (or joint life) expectancy determined as the expected return multiple provided under Tables V and VI of Treas. Reg.
Section 1.72-9 at the PBGC interest rate for valuing annuities for a plan terminating on the first day of the Plan Year containing the Benefit Commencement Date, or in any other manner specified under a policy adopted by the Plan Committee consistent with the principles of Code Section

72(t)(2)(A)(iv) and guidance issued thereunder, including Internal Revenue Service Notice 89-25.

     1.25 "Employee" means any person employed by an Affiliated Company (but only while the Affiliated Company is, or was, an Affiliated Company, unless otherwise provided in this Plan), including an Eligible Employee. Employee shall, to the extent permitted by Code Section 406, be deemed to include any United States citizen employed by a foreign subsidiary or affiliate of an Affiliated Company. Employee shall also include an individual who would be an Employee but who is on a Leave of Absence. Employee shall not include, however, any director of a Company not otherwise employed as an Employee.

     For purposes of determining the number or identity of Highly Compensated Employees or for purposes of the pension requirements of Code
Section 414(n)(3), Employee shall also include, effective for services performed after December 31, 1986, leased employees within the meaning of Code Section 414(n)(2), provided that if such leased employees constitute less than 20% of the combined nonhighly compensated work force of the Affiliated Companies within the meaning of Code Section 414(n)(5)(C)(ii), Employee shall not include those leased employees covered by a plan described in Code Section 414(n)(5).

     Although Eligible Employees are the only class of Employees eligible to participate in the Plan, the term "Employee" is used to refer to persons employed in a non-Eligible Employee capacity as well as an Eligible Employee category. Thus, those provisions of the Plan that are not limited to Eligible Employees, such as those relating to certain service computation rules, apply to both Eligible and non-Eligible Employees.

     1.26 "Entry Date" means, prior to January 1, 2000, January 1, and on or after January 1, 2000, January 1 or July 1.

     1.27 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     1.28 "'415' Compensation" means a Participant's compensation, within the meaning of Treas. Section. Section 1.415-2(d)(1) and (2), for a Plan Year, Limitation Year or other period, as applicable, from the Affiliated Companies, including, to the extent includible in gross income, the Participant's wages, salary, and other amounts (including fringe benefits, reimbursements, expense allowances, vacation pay, and long-term disability benefits) received or made available or, for Plan Years, Limitation Years or other periods, as applicable, accrued for personal services actually rendered, earned income from sources outside the United States whether or not excluded from taxable gross income, non-deductible moving expenses paid on behalf of or reimbursed to the Participant, non-qualified stock options taxable in the year granted, and, to the extent that the Plan Committee so determines for Plan Years, Limitation Years or other periods, as applicable, amounts previously not included which are earned but not paid in such period because of the timing of pay periods and pay days but are paid during the first few weeks following the end of such period, but excluding deferred compensation, stock options and other distributions that receive special tax benefits. Effective for Limitation Years beginning after December 31, 1997, '415' Compensation also includes any amounts deferred pursuant to Code
Section 402(g)(3), excludable from the gross income of the Employee pursuant to Code Section 125, and qualified transportation fringe benefits described in Code Section 132(f)(4).

     1.29 "'414(s)' Compensation" means '415' Compensation plus, for Plan Years beginning prior to January 1, 1998, Cash or Deferred Contributions; provided that '414(s)' Compensation shall not include unpaid accrued compensation or compensation received while not an Active Participant; and provided further that with respect to determining contributions to the Plan, '414(s)' Compensation shall not exceed the Compensation Limit multiplied by one-twelfth (1/12) the number of months in the Plan Year.

     1.30 "Highly Compensated Employee" with respect to a Plan Year means any Employee who:

          (a) was at any time during the Plan Year or the immediately preceding Plan Year (commonly referred to as the "look-back year") a "5-percent owner;" or

          (b) received during the immediately preceding Plan Year '415' Compensation plus, for Plan Years ending prior to January 1, 2000, Cash or Deferred Contributions exceeding:
            (1)  80,000 (as adjusted pursuant to Code Section 414(q)(1));
and
            (2) was in the top paid group of executives for such preceding year (for this purpose, an employee is in the top-paid group of executives for any year if such employee was in the top 20% of the most highly compensated employees).

A former Employee shall be treated as a Highly Compensated Employee if he was a Highly Compensated Employee either:

     - for the last Plan Year during which he performed services for an Affiliated Company; or

     - for any Plan Year ended after he attained age 55; or

     - for any Plan Year ending before he attained age 55 in which his '415' Compensation plus, for Plan Years beginning prior to January 1, 1998, Cash or Deferred Contributions, was less than 50% of his average annual '415' Compensation plus, for Plan Years beginning prior to January 1, 1998, Cash or Deferred Contributions for any one period (but not necessarily all periods) of three consecutive calendar years (or, if less, his total period of employment as an Employee) preceding such Plan Year.

The provisions of this Section shall be interpreted in a manner consistent with, and so as not to treat any person as a Highly Compensated Employee except to the extent required by Code Section 414(q).

     1.31  "Hour of Service" means:

          (a) each hour for which an Employee is directly or indirectly paid or entitled to payment as an Employee for the performance of duties;

          (b) each hour for which an Employee is directly or indirectly paid or entitled to payment as an Employee for reasons other than the performance of duties;

          (c) each hour for which back pay to an Employee, irrespective of mitigation of damages, has been either awarded or agreed to by the Company or any Affiliated Company;

          (d) each hour for which an Employee would have been credited with an Hour of Service under subsection (a), (b) or (c) above in respect of employment with Telerate Systems Incorporated or a subsidiary thereof had said company at the time been an Affiliated Company;

          (e) each hour counted pursuant to Schedule D with respect to a predecessor employer or a joint venture entered into by a Company; and

           (f) only for purposes of determining the existence of a One-Year Break in Service, each hour for which an Employee is not directly or indirectly paid or entitled to payment by the Company or any Affiliated Company, including unpaid leaves of absence and periods of vacation, as may be determined by the Plan Committee in its sole discretion under rules uniformly applicable to all Employees similarly situated.

Hours shall be credited under subsections (b) and (c) above in accordance with Section 2530.200b-2(b) and (c) of Title 29 of the Code of Federal Regulations, as amended from time to time.
The Company may compute Hours of Service for an Employee whose scheduled work week is at least 35 hours by crediting 45 Hours of Service for each calendar week in which the Employee has at least one Hour of Service as defined above; provided that any such computation shall be made in a manner uniformly applicable to all Employees similarly situated.

     1.32 "Inactive Participant" means a person who has commenced, and remains in, inactive participation in the Plan pursuant to Section 3.2.

     1.33 "Investment Fund" means each investment vehicle into which amounts attributable to contributions under the Plan may be directed pursuant to Article VI (collectively, "Investment Funds").

      1.34 "Investment Manager" means the one or more investment managers within the meaning of ERISA Section 3(38) appointed pursuant to Section 14.7.

      1.35 "Key Employee" means any Employee who was at any time during the Plan Year ending on the Determination Date or during any one of the four Plan Years immediately preceding such Plan Year, any one or more of the following, interpreted in accordance with Code Section 416(i)(1):

          (a) an officer of any Affiliated Company whose '415' Compensation plus, for Plan Years beginning before January 1, 1998, Cash or Deferred Contributions for the Plan Year, exceeded 50% of the amount in effect under Code Section 415(b)(1)(A) on December 31 in the Plan Year;

          (b) one of the 10 Employees whose '415' Compensation plus, for Plan Years beginning before January 1, 1998, Cash or Deferred Contributions for the Plan Year, exceeded the amount in effect under Code Section 415(c)(1)(A) on December 31 in the Plan Year and who owned (or are considered to have owned) the largest interests, exceeding one-half of one percent, in the Affiliated Companies;

          (c) a "5-percent owner" of any Company of which he is an Employee; or

          (d) a "1-percent owner" of any Company of which he is an Employee and whose '415' Compensation plus, for Plan Years beginning before January 1, 1998, Cash or Deferred Contributions for the Plan Year, exceeded $150,000.

     1.36 "Leave of Absence" means any leave of absence authorized by the Company under the Company's standard personnel practices.

     1.37 "Life Annuity" means an annuity that requires the survival of the Participant or his Spouse as a condition for the receipt of one or more payments or possible payments.

     1.38  "Limitation Year" means the Plan Year.

     1.39 "Loan" means a loan granted from the Loan Fund in accordance with (and a loan outstanding under the Telerate Retirement Plan at December 31, 1990 as described under) Article XIII.

    1.40  "Loan Fund" means the Investment Fund described in Section 6.3.

    1.41 "Matching Contributions" mean Company contributions that are made on account of Participant Pre-Tax Contributions, as provided in Section 4.3.

    1.42 "Named Fiduciary" means the Plan Committee, the Investment Manager(s) and, only for purposes of appointment and removal of members of the Plan Committee or selection and termination of the Trustee and entering into or amending the Trust Agreement, the Board of Directors. Each such Named Fiduciary shall constitute a named fiduciary within the meaning of ERISA Section 402(a)(2).

     1.43 "One-Year Break in Service" means each one-year computation period so defined in Appendix A.

     1.44 "Participant" means an Active Participant or an Inactive Participant. A Participant shall be deemed to be a Participant in respect of the Company in which he is, or was most recently, an Eligible Employee.

     1.45 "Payroll Deduction Agreement" means an agreement in the form and manner, written or otherwise, approved by the Plan Committee by which a Participant agrees to contribute Pre-Tax Contributions to his Pre-Tax Contributions Account by regular payroll deduction in accordance with the terms of the Plan.

     1.46 "Payroll Period" of a Participant means the regular and recurring established payroll period for payment of Compensation to an Employee who is in the Participant's classification or position.

     1.47 "Plan" means the Dow Jones 401(k) Savings Plan (formerly the Dow Jones Profit-Sharing Retirement Plan), originally effective as of 1949, as amended from time to time.

     1.48 "Plan Administrator" means the Plan Committee, which shall constitute the administrator of the Plan within the meaning of ERISA Section 3(16).

     1.49  "Plan Committee" means the committee appointed pursuant to
Section 14.1 or any delegate or delegates authorized by the Plan Committee to take action on its behalf.

     1.50  "Plan Year" means the calendar year.

     1.51 "Pre-Tax Contributions" means those amounts contributed to the Plan as a result of a salary or wage reduction election made by the Participant pursuant to a Payroll Deduction Agreement in accordance with applicable provisions of the Plan, to the extent such contributions qualify for treatment as contributions made under a "qualified cash or deferred arrangement" within the meaning of Code Section 401(k).

     1.52  "Qualified Domestic Relations Order" means:

          (a)  a "qualified domestic relations order" within the meaning of
Section 206(d) of ERISA and Code Section 414(p), and

          (b) any domestic relations order entered before January 1, 1985 that the Plan Committee elects, in its sole discretion, to treat as a Qualified Domestic Relations Order.

     1.53 "Rollover Contributions" means amounts contributed to the Plan by an Eligible Employee pursuant to Section 4.5(a).

     1.54 "Service" means a sum of computation periods so defined in Schedule A.4.

     1.55 "Spouse" means the person to whom a Participant is lawfully married within the meaning of the federal Defense of Marriage Act as of the earlier of his Benefit Commencement Date or death, provided that Spouse shall instead mean another spouse of a Participant to the extent required by a Qualified Domestic Relations Order.

     1.56 "Telerate Pension Plan" means the Telerate Systems Incorporated Pension Plan, a predecessor to the Telerate Retirement Plan.

     1.57 "Telerate Profit Sharing Plan" means the Telerate Systems Incorporated Profit Sharing Plan, a predecessor to the Telerate Retirement Plan.

     1.58  "Telerate Retirement Plan" means the Telerate Systems
Incorporated Retirement Plan, accruals under which were frozen as of December 31, 1990, and which was merged into this Plan effective January 1, 1991.

      1.59 "Top Heavy Year" means a Plan Year for which the Plan is top heavy, as defined below and interpreted in accordance with Code Section 416 and applicable regulations thereunder. For purposes of this Section:

          (a) The Plan shall be "top heavy" for any Plan Year if it is included in, or it alone constitutes, an aggregation group (defined below) under which, as of the Determination Date, the sum of the present value of the cumulative accrued benefits for all Key Employees (and their beneficiaries) under all defined benefit plans included in such group plus the aggregate of the Accounts of all Key Employees (and their beneficiaries) under all defined contribution plans included in such group (after including any Company Contributions timely made for the preceding Plan Year under Schedule A or Company Fixed Contributions made pursuant to Section 4.4) exceeds 60% of the analogous sum for all participants (and their beneficiaries) under such plans. For purposes of this subsection (a):

            (1) the foregoing sums shall not include any amounts in respect of Participants who have performed no service for any Affiliated Company during the five (5) year period ending with the Determination Date, but they otherwise shall include distributions made during the five (5) year period ending with the Determination Date, and

            (2) the accrued benefits of an Employee other than a Key Employee shall be determined for Plan Years beginning after December 31, 1986
              (A) under the method that uniformly applies for accrual purposes under all defined benefit plans maintained by the Affiliated Companies, or

              (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

          (b) The term "aggregation group" means all existing and terminated plans (even if only one plan) maintained by all Affiliated Companies in which, during the Plan Year containing the Determination Date or any of the preceding four (4) Plan Years, a Key Employee was a participant or which, during the Plan Year containing the Determination Date or any of the preceding four (4) Plan Years, was combined with any of such plans in order to meet the coverage or nondiscrimination requirements of Code Sections 410 or 401(a)(4). The aggregation group shall also include those additional plans, if any, which are selected from time to time by the Board of Directors to be included in the aggregation group if their inclusion would not prevent the aggregation group from meeting the requirements of Code Sections 410 and 401(a)(4) as of the particular Determination Date.

     1.60 "Transfer Contributions" means amounts contributed to the Plan in respect of a Participant or an Eligible Employee pursuant to Section 4.5(b).

     1.61 "Trust Agreement" means the trust agreement established to implement the Plan, as amended from time to time.

     1.62 "Trust Fund" means the fund, including the earnings thereon, held by the Trustee into which all contributions of the Participant and the Company are deposited pursuant to the Plan. The Trust Fund shall be divided into such Investment Funds as are designated in or under Article VI.

      1.63 "Trustee" means the trustee or trustees, from time to time, of the trust established under the Trust Agreement.

      1.64 "Valuation Date" means (a) with respect to Participants' Accounts, the last day of each month or such other or additional days as the Plan Committee may determine, and (b) with respect to any Investment Fund, each Valuation Date with respect to Participants' Accounts and such additional days as the Plan Committee may determine as applicable to that Investment Fund.

       1.65 "Year of Service" means each one-year computation period so defined in Appendix A.

                                           ARTICLE II

SERVICE
The Plan provisions relating to an Employee's service are applicable for periods ending prior to January 1, 2000, and are set forth in Schedule A.4.

                                       ARTICLE III

                                     PARTICIPATION

     3.1 Commencement of Active Participation. A person shall commence or recommence active participation in the Plan in accordance with the following rules:

         (a) The rules applicable for Plan Years ending prior to January 1, 2000 are set forth in Schedule A.5.

          (b) Any Employee on January 1, 2000 who was an Active Participant in the Plan on December 31, 1999 shall continue to be an Active Participant on and after such date. A person who (1) was an Employee on January 1, 2000 but was not an Active Participant in the Plan on December 31, 1999, or (2) becomes an Employee of a Company after January 1, 2000, shall become eligible to be an Active Participant in the Plan as of the Entry Date that coincides with or immediately follows the earliest date on which the Employee is an Eligible Employee of such Company and when he has completed five hundred (500) Hours of Service in the six-month period beginning with his Employment Commencement Date or any six-month anniversary thereof. No break-in-service rules shall apply for purposes of this Section 3.1(b).

Notwithstanding the preceding paragraph, if a part-time Eligible Employee satisfies the five hundred (500) Hours of Service requirement specified therein in the month of June or December, such individual shall not be eligible to make Pre-Tax Contributions or be Credited with Matching Contributions until the next following August 1 or February 1, respectively. However, such an individual shall be eligible to be credited with Company Fixed Contributions commencing on the applicable Entry Date as determined in accordance with the preceding paragraph.

If an Employee who is not an Eligible Employee becomes an Eligible Employee, such Eligible Employee shall be eligible to become an Active Participant in the Plan as of the Entry Date that coincides with or immediately follows the later of (1) the date the Employee becomes an Eligible Employee, or (2) if applicable, the date such Employee satisfies the requirements of this
Section 3.1(b).

If an Employee ceases to be an Eligible Employee and then again becomes an Eligible Employee, such Employee shall be eligible to become an Active Participant in the Plan as of the Entry Date that coincides with or immediately follows the later of (1) the date the Employee again becomes an Eligible Employee, or (2) if applicable, the date such Employee satisfies the requirements of this Section 3.1(b).

     3.2 Commencement of Inactive Participation A person shall commence or recommence inactive participation in the Plan in accordance with the following rules:

          (a) An Eligible Employee not eligible to be an Active Participant under Section 3.1 shall become an Inactive Participant upon receipt of Transfer Contributions or Rollover Contributions on his behalf by the Trustee.

          (b) An Active Participant shall become an Inactive Participant as of the date he ceases to be an Eligible Employee.

     3.3 Termination of Participation. An Active Participant or an Inactive Participant shall cease to be a Participant as of the date he no longer has, under the provisions of the Plan, an interest in an Account.

     3.4  Transfer of Employment.

          (a) If an Active Participant is transferred from one Company to another Company, such Active Participant shall automatically continue as an Active Participant under the Plan with such other Company, if the Active Participant continues to be an Eligible Employee.

          (b) If an Active Participant ceases to be an Eligible Employee upon or following a transfer to a Company or Affiliated Company, and therefore becomes ineligible to continue to be an Active Participant, such Employee shall continue to be a Participant with respect to the Participant's Accounts at the date he ceases to be an Eligible Employee, and shall not be eligible to elect payment of his vested interest in his Accounts solely because he is no longer an Eligible Employee.

     3.5 Employee Responsibility. It shall be the responsibility of each Participant who elects to make Pre-Tax Contributions to this Plan to verify that amounts of his contributions are in accordance with his election, and investment of such contributions is in accordance with his investment designation. It shall also be the responsibility of each Participant to periodically review his Beneficiary designation and any other elections under this Plan. In the case of an Eligible Employee who ceases to be an Eligible Employee and then again becomes an Eligible Employee, it shall be such Eligible Employee's responsibility to file any required contribution election form prior to any Entry Date coinciding with or following the date he is eligible to be an Active Participant, if he wishes to contribute to the Plan.

                                       ARTICLE IV

                                      CONTRIBUTIONS

     4.1 Determination of Company Contributions. Subject to the requirements and restrictions of this Article IV and Article V, and subject also to the amendment or termination of the Plan or the suspension or discontinuance of contributions as provided herein, Company contributions to the Plan shall be determined in accordance with this Article IV.

     4.2  Pre-Tax Contributions.

         (a) General. Effective for Plan Years beginning on and after January 1, 2000, and subject to the limitations on contributions under
Article V, the Company, with respect to each Payroll Period, shall contribute to the Pre-Tax Contributions Account of each Active Participant in the Plan who is a United States citizen or has United States source income from the Company and has a Payroll Deduction Agreement in effect for such payroll Pre-Tax Contributions in an amount equal to the reduction in the Participant's Compensation specified in his Payroll Deduction Agreement; provided that no Pre-Tax Contributions shall be made to a Participant's Pre-Tax Contributions Account for any Payroll Period in which his compensation is insufficient to permit the agreed-upon Pre-Tax Contributions after all statutory withholdings and deductions, deductions authorized by the Participant and any other deductions, are made. In addition, an Active Participant who is not a United States citizen and who has no United States source income from a Company may make contributions to the Pre-Tax Contributions Account (or such other account deemed appropriate by the Committee) in accordance with this Section 4.2(a); provided, however, that such contributions shall not be treated as Pre-Tax Contributions for United States income tax purposes, but shall be treated as if they were Pre-Tax Contributions for purposes of Sections 1.6, 4.2, 4.3, 4.5, 5.1 and 5.2.

         (b) Payroll Deduction Agreements. A Payroll Deduction Agreement shall not be valid unless the Participant specifies therein the amount of Compensation which he agrees to forego pursuant to the Payroll Deduction Agreement. Such amount must be in increments of one percent (1%) of the Participant's Compensation, and shall not exceed 10% or such other fraction of the Participant's Compensation as the Plan Committee may from time to time determine.

An Active Participant's initial Payroll Deduction Agreement shall become effective as soon as reasonably practicable after it is received by the Plan Committee, taking into account any necessary adjustments to the Company's payroll deduction system, and shall remain effective until changed or revoked. Effective with the Payroll Period next following the Payroll Period for which the most recent Payroll Deduction Agreement is effective, an Active Participant may change the percentage of Compensation which he agrees to forego pursuant to a Payroll Deduction Agreement by executing a new Payroll Deduction Agreement which is received by the Plan Committee on or before the commencement of that Payroll Period. An Active Participant's subsequent Payroll Deduction Agreement shall remain effective until similarly changed or revoked.

         (c) Suspension of Pre-Tax Contributions. A Participant may at any time, by notice to the Plan Committee in the form or manner prescribed by the Plan Committee, direct the discontinuance of all Pre-Tax Contributions on his behalf. Such discontinuance shall become effective with the Payroll Period commencing on or next following receipt of the written notice (or in such electronic form as designated by the Plan Committee) by the Plan Committee. An Active Participant may thereafter resume Pre-Tax Contributions to the Plan in accordance with the provisions of Section 4.2(b).

          (d)  Payment to Trustee.  Pre-Tax Contributions under this Section
4.2 for any Plan Year shall be paid to the Trustee in cash or cash equivalents as soon as reasonably practicable after the Participants' compensation is reduced pursuant to the Payroll Deduction Agreements.

          (e) Effective Date of Initial Election. An Active Participant's initial contribution election shall be first effective as of the date determined in accordance with Section 3.1. Such contribution election shall remain in effect until it is modified, revoked or terminated, pursuant to
Section 4.8. A contribution election shall be made in such form and manner as the Plan Committee shall prescribe or approve.

     4.3 Matching Contributions. For each Payroll Period, a Company shall contribute to the Plan for each Active Participant a Matching Contribution which is equal to 100% of the Participant's Pre-Tax Contributions to the extent that such Pre-Tax Contributions do not exceed 2% of the Participant's Compensation for that Payroll Period. Matching Contributions for a Payroll Period shall be paid to the Trustee and allocated to the Participant's Matching Contributions Account as soon as reasonably practicable following the Payroll Period. Notwithstanding the foregoing, if the total Matching Contributions on behalf of a Participant for a Plan Year do not equal at least 100% of the Participant's Pre-Tax Contributions for such Plan Year, to the extent such Contributions do not exceed 2% of the Participant's Compensation for the Plan Year, then the Company shall make additional Matching Contributions so that the total Matching Contributions made on behalf of the Participant for the Plan Year equal 100% of the Participant's Pre-Tax Contributions for such Plan Year, to the extent such Contributions do not exceed 2% of the Participant's Compensation for the Plan Year. Matching Contributions shall be 100% vested at all times, and shall be subject to the distribution restrictions applicable to Pre-Tax Contributions.

     4.4 Company Fixed Contributions. For each Payroll Period, a Company shall contribute to the Plan for each Active Participant a Company Fixed Contribution which is equal to 3% of the Participant's Compensation for that Payroll Period. Company Fixed Contributions for a Payroll Period shall be paid to the Trustee and allocated to the Participant's Company Contributions Account as soon as reasonably practicable following the Payroll Period. Company Fixed Contributions shall be 100% vested at all times, and shall be subject to the distribution restrictions applicable to Pre-Tax Contributions.

     4.5  Rollover Contributions and Transfer Contributions.

          (a)  Rollover Contributions.

             (1) To the extent permissible under Code Section 402(c), and in accordance with rules established by the Plan Committee, all or part of a distribution from a plan that satisfies the requirements of Code Section 401(a), or from an individual retirement account which is attributable solely to a rollover contribution within the meaning of Code Section 408(d)(3), may be rolled over into this Plan by any Eligible Employee.

            (2) A Rollover Contribution by an Eligible Employee shall be credited to a Rollover Account established for such Eligible Employee in accordance with rules which the Plan Committee shall prescribe from time to time. Any Rollover Contributions in accordance with this Section 4.5(a) shall be in cash, except as provided in Section 4.5(a)(3) below, and shall not be subject to distribution except as expressly provided under the terms of the Plan.

            (3) An Eligible Employee who has become an Eligible Employee in connection with the acquisition by a Company of a business entity or business segment of an unrelated employer may, in accordance with rules and procedures established or approved by the Plan Committee, include in a direct Rollover Contribution from the unrelated employer's qualified plan to this Plan, an outstanding loan from such plan, which Eligible Employee shall repay to this Plan in accordance with Article XIII.

            (4) An Eligible Employee who makes a Rollover Contribution to the Plan shall be treated as a Participant for purposes of the Plan provisions relating to maintenance, valuation, investment, loans, withdrawals, and distribution of Accounts; provided, however, that such Eligible Employee shall not be eligible to make Pre-Tax Contributions to the Plan or be credited with Matching Contributions or Company Fixed Contributions prior to satisfaction of the requirements of Articles II and III, and shall not receive an allocation of Matching Contributions under the Plan with respect to any Rollover Contribution. An Employee described in this Section 4.5(a)(4) shall receive credit for hours of service with a predecessor employer if so provided on Schedule D.

            (5) The Plan Committee may require a Participant seeking to make a Rollover Contribution to furnish such information with respect to the contribution (including, without limitation, opinions of law, proof of the qualified status of the predecessor plan, and proof of the timeliness of the contribution) as the Plan Committee, in its discretion, considers necessary or appropriate for the proper administration of the Plan. If the Internal Revenue Service subsequently determines that a Rollover Contribution does not qualify for tax-free rollover treatment, the Plan Committee may require that the Rollover Contribution and income thereon be returned to the Participant.

           (b)  Transfer Contributions.

              (1) Subject to paragraph (2) below, the Transfer Account of a Participant shall be credited with Transfer Contributions to the Plan equal to the amount or amounts transferred to and accepted by the Trustee on behalf of such person, upon the express authorization of the Plan Committee, and derived from employer and/or employee contributions held in an individual account for such person under a plan maintained for the benefit of the employees of any employer, including amounts accumulated with respect to such contributions pursuant to the provisions of such plan as income, expenses, gains and losses, and any forfeitures of accounts of other participants under such plan which may have been credited to such account.

              (2) The Plan shall accept Transfer Contributions from a plan only if, with respect to the assets transferred:

                  (A) the trustee of such plan certifies to the Trustee, in writing, that such plan and its trust meet the requirements of Section 401, including Section 401(k), if applicable, and
              Section 501 of the Code and the requirements of ERISA, and the trustee of such plan certifies to the Trustee, in writing, that the qualified joint and survivor annuity and qualified preretirement survivor annuity provisions of Code Section 417 do not apply, and

                  (B) such plan did not provide any form of benefit as of the date of transfer not provided under Article IX or X, unless such form of benefit can be eliminated under regulations prescribed by the Secretary of the Treasury pursuant to Code Section 411(d)(6)(B)(ii).

     4.6 Timing of Company Contributions. In no event shall any Company contributions under this Article IV for any Plan Year be made later than the time prescribed by law for the deduction of such contributions for purposes of the Company's Federal income tax, as determined by the applicable provisions of the Code.

     4.7 Requirement for Profits. Any contributions by a Company under this Plan may be made without regard to current or accumulated profits for the Company's tax year; provided, however, the Plan is designed to qualify as a profit sharing plan for purposes of Code Section 401(a), et. seq.

     4.8  Modification, Revocation or Termination of Contribution Election.

          (a) Subject to the limitations of Articles IV and V, an Active Participant may modify his contribution election effective as of any Entry Date (or such more frequent time as permitted by the Plan Committee) by filing his notice of such modification with the Plan Committee prior to such Entry Date in accordance with rules prescribed by the Plan Committee.

          (b) An Active Participant may revoke his contribution election effective as of the first day of any Payroll Period by filing his notice of such revocation with the Plan Committee before the first day of such Payroll Period in accordance with rules prescribed or approved by the Plan Committee. A revocation shall remain in effect throughout that Plan Year and all subsequent Plan Years until the Participant makes a new contribution election pursuant to Section 3.1.

          (c) An Active Participant's Payroll Deduction Agreement automatically terminates if he ceases to be an Eligible Employee. If he again becomes an Active Participant and desires again to make Pre-Tax or (for periods prior to January 1, 2000) After-Tax Contributions, it shall be his responsibility to make a new contribution election in order to resume contributions.

           (d) The Plan Committee may prescribe such rules as it deems necessary or appropriate regarding the modification, revocation or termination of an Active Participant's Payroll Deduction Agreement.

     4.9 Irrevocability. A Company shall have no right or title to, nor interest in, the contributions made to the Trust Fund, and no part of the Trust Fund shall revert to a Company except that on and after the Effective Date funds may be returned to the Company as follows:

          (a) In the case of a Company contribution which is made by a mistake of fact, that contribution (and any income allocable to such contribution) may be returned to the Company within one (1) year after it is made; provided, however, that any losses on such contributions shall offset the amount returned.

          (b) All contributions to the Trust Fund are conditioned on deductibility under Code Section 404. In the event a deduction is disallowed for any such contribution, such contribution (and any income allocable to such contribution) shall be returned to the Company within one
(1) year of the disallowance of the deduction; provided, however, that any losses on such contributions shall offset the amount returned.

     4.10  Nondiscrimination Testing.

          (a) ADP Testing. Effective for Plan Years beginning after December 31, 1999 in which the Plan fails to satisfy the requirements of Code Section 401(k)(12), the Plan shall satisfy the actual deferral percentage test of Code Section 401(k)(3) and Treasury Regulation Section 1.401(k)-1(b), as modified by guidance issued by the Internal Revenue Service. If the Company so elects for a Plan Year, Company Fixed Contributions may be counted as Pre-Tax Contributions for purposes of this
Section 4.10(a). If this Section 4.10(a) becomes applicable for a Plan Year, the "current year" testing method shall be used.

          (b) ACP Testing. Effective for Plan Years (1) beginning before January 1, 2000 with respect to After-Tax Contributions, and (2) beginning after December 31, 1999 with respect to Matching Contributions for any Plan Year for which the Plan fails to satisfy the requirements of Code Section 401(m)(11), the Plan shall satisfy the actual contribution percentage test of Code Section 401(m)(2) and Treasury Regulation Section 1.401(m)-1(b), as modified by guidance issued by the Internal Revenue Service. For Plan Years beginning prior to January 1, 2000, the Company may elect to make qualified nonelective contributions (within the meaning of Code Section 401(m)(4)(C)) in order to satisfy this Section 4.10(b). Such qualified nonelective contributions shall be credited to a Participant's Company Contributions Account. For Plan Years beginning after December 31, 1999, if the Company so elects, Company Fixed Contributions may be counted as Matching Contributions for purposes of this Section 4.10(b). For Plan Years beginning before January 1, 2000, and if this Section 4.10(b) becomes applicable for a Plan Year beginning after December 31, 1999, the "current year" testing method shall be used.

          (c) Multiple Use Test. Effective for Plan Years beginning after December 31, 1999, and at any time that the Plan fails to satisfy the requirements of Code Sections 401(k)(12) and 401(m)(11), the Plan shall satisfy the multiple use test of Code Section 401(m)(9) and Treasury Regulation Section 1.401(m)-2, as modified by guidance issued by the Internal Revenue Service. If this Section 4.10(c) becomes applicable for a Plan Year, the "current year" testing method shall be used.

     4.11 Provisions Applicable Prior to January 1, 2000. The Plan provisions applicable prior to January 1, 2000 with respect to Company contributions, After-Tax Contributions, and restoration of certain forfeitures are set forth in Schedule A.

                                         ARTICLE V

                                  LIMITATIONS ON CONTRIBUTIONS

     5.1  Limit on Pre-Tax Contributions.

          (a) Plans of Affiliated Companies Only. Notwithstanding anything to the contrary in Article IV, the amount of Pre-Tax Contributions on behalf of a Participant for any Plan Year shall not exceed $7,000 (as adjusted pursuant to Code Section 402(g)(5)).

           (b)  Plans of Affiliated Companies and Other Plans or
Arrangements. If the Plan Committee receives a written notice (or in such electronic form as designated by the Plan Committee) from a Participant not later than March 1 of any calendar year:

              (1) which states that the Participant's "elective deferrals," within the meaning of Code Section 402(g), for the immediately preceding calendar year, exceed the limit prescribed by Code Section 402(g) by an amount specified in the notice, and

              (2) which specifies the amount of such excess allocated by the Participant to the Plan,

the amount of such allocated excess (and any income allocable to such amount, calculated in such manner as may be prescribed by the Secretary of the Treasury), less any excess Pre-Tax Contributions previously returned to the Participant for the Plan Year beginning with or within such calendar year under Section 5.2, shall be distributed to the Participant not later than the April 15 following receipt of the notice (without regard to other provisions of the Plan with respect to distributions). A Participant whose elective deferrals under this Plan and any other plans of an Affiliated Company exceed the amount permissible under Code Section 402(g) shall be deemed to have automatically given notice to the Plan Committee in accordance with this Section 5.1(b).

     5.2  Maximum Limit on Contributions.

          (a) All Defined Contribution Plans. Notwithstanding anything to the contrary in Article IV, and subject to the requirements of subsection
(d) below, a Participant's Annual Addition in any Limitation Year may not exceed the lesser of:

             (1)  $30,000 (as adjusted pursuant to Code Section 415(d)); or

             (2) 25% of the Participant's '415' Compensation (excluding from the Annual Addition any amounts allocated to the Participant's individual medical account, if any, as described in Code Section 415(1) or to his post-retirement medical benefit account, if any, under Code
     Section 419A(d)).

(b) All Defined Contribution and Defined Benefit Plans.
Effective for Limitation Years beginning prior to January 1,
2000 and subject to the requirements of subsection (d) below, in any case in which a

Participant is a participant in both a defined benefit plan maintained by any Affiliated Company (as described in subsection (d)) and a defined contribution plan maintained by that or any other Affiliated Company (as described in subsection (d)), the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction for any Limitation Year may not exceed one (1.0); provided that if the Plan satisfied the applicable requirements of Code Section 415 as in effect for all Limitation Years beginning before January 1, 1987, the numerator of the Defined Contribution Plan Fraction shall be reduced (but not below zero) by an amount, prescribed by the Secretary of the Treasury, in determining whether this requirement is satisfied.

          (c) Contribution Reductions, If Necessary. If the limitation imposed by this Section 5.2 otherwise would be exceeded in respect of a Participant in a Limitation Year, the Participant's annual benefit under the defined benefit plan(s), if any, in which he participates shall be reduced to the extent required (in accordance with the terms of such plan) to permit compliance with such limitation. If such action is not sufficient to permit such compliance, contributions to the Participant's Accounts for that Limitation Year shall be reduced to the extent necessary to reduce the Participant's Annual Addition to the extent required to permit such compliance. Such reduction, plus any net gains (but not net losses) attributable thereto under the Plan, shall be made in the following order:

             (1) After-Tax Contributions (with the reductions, including net gains, returned to the Participant);

             (2) Pre-Tax Contributions (with the reductions, including net gains, returned to the Participant);

             (3) Other contributions, with the reductions (including net gains) to be held unallocated in a suspense account (without allocation thereto of gains or losses) for the Limitation Year and then used to offset the contribution obligations of the Companies in the next-following Limitation Year and, to the extent not exhausted thereby, succeeding Limitation Years (subject to the limitations of this Section 5.2).

          (d) Special Definition of "Affiliated Companies". For purposes of this Section 5.2, all defined benefit plans (whether or not terminated) of the Affiliated Companies shall be treated as one defined benefit plan, and all defined contribution plans (whether or not terminated) of the Affiliated Companies shall be treated as one defined contribution plan; provided that in applying the definition of "Affiliated Company" in Article I of the Plan to determine those companies that are an "Affiliated Company" for the purposes of this Section 5.2, the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each time it appears in Code Section 1563(a).

          (e) Construction Consistent With Code. This Section 5.2 is intended to satisfy the requirements imposed by Code Section 415 and shall be construed in a manner that will effectuate this intent, without imposing limitations that are more stringent than those required by Code Section 415.

     5.3 Deductibility of Contributions by Companies. Notwithstanding anything to the contrary in Article IV, no Company shall be required to make any contribution to the Plan which, when considered with the other contributions of the Companies to this or any other plans, exceeds the maximum deductible contributions under Code Section 404(a), including, if so directed by the Board of Directors, paragraph (3)(B) thereof.

                                       ARTICLE VI

                                   INVESTMENT OF FUNDS
     6.1 Investment Funds. The Plan Committee shall designate from time to time various investment vehicles which shall comprise the Investment Funds into which Participants' Accounts may be invested, subject to prior satisfaction of any applicable Federal or state securities laws, regulations, or requirements, and Section 404(c) of ERISA and the regulations thereunder.

     6.2  Participant Selection of Investments.

          (a) Future Contributions. A Participant may from time to time designate that future contributions to be credited to his Account be invested, in such fractions or increments as shall be permitted under guidelines established and announced from time to time by the Plan Committee (and specified in the Participant's designation), in one or more of the Investment Funds which have been designated by the Plan Committee as available for this purpose. Such designation by a Participant shall be in writing on a form provided by the Plan Committee or in such electronic form as designated by the Plan Committee and, except as may otherwise be required by the particular Investment Fund, shall become effective as soon as reasonably practicable as of any Valuation Date coincident with or following its receipt by the Plan Committee or by a designee appointed for this purpose and announced by the Plan Committee.

          (b) Existing Account Balances. Subject to any restrictions on transferring funds applicable to any Investment Fund, a Participant may from time to time designate that his existing Account balance be reinvested, in such fractions or increments as shall be permitted under guidelines established and announced from time to time by the Plan Committee (and specified in the Participant's designation), in one or more of the Investment Funds which have been designated by the Plan Committee as available for this purpose, and provided further that if the short-term investments in any Investment Fund are not sufficient to satisfy the outstanding designations of all Participants, such designations shall be prorated in accordance with a procedure developed by the Plan Committee. Such designation by a Participant shall be in writing on a form provided by the Plan Committee or in such electronic form as designated by the Plan Committee and, except as may otherwise be required by the particular Investment Fund, shall become effective as soon as reasonably practicable as of any Valuation Date coincident with or following its receipt by the Plan Committee or by a designee appointed for this purpose and announced by the Plan Committee.

          (c) Participant's Failure to Select. Amounts with respect to which a Participant has made no investment choice shall be invested in an Investment Fund designated for this purpose in advance by the Plan Committee.

          (d) Special Rule for Company Securities. Notwithstanding the foregoing, the Trustee shall not purchase or sell Company Securities under the Plan, on behalf of any Participant's or Beneficiary's Account or otherwise, during any period if, in the opinion of the Plan Committee, such transaction is restricted by any applicable law or regulation or could result in liability of the Plan. During any such restricted period pertaining to a purchase or sale of Company Securities, amounts that otherwise would be invested in respect of affected Participants or Beneficiaries in the Investment Fund for Company Securities shall instead be invested in accordance with the provisions of subsection (c) above. The Plan Committee may instruct the Trustee as to the manner or time or times as to which the Trustee shall conduct any purchases or sales of Company securities in the interest of Participants so as to comply with legal requirements, including the rules and regulations of the Securities and Exchange Commission, for such transactions not to result in any liability to the Plan. Nothing in this subsection (d) shall be deemed to permit the selection of any investment, divestment or distribution not otherwise permitted in, or pursuant to, this Section 6.2 or Articles IX, X or XI.

     6.3 Loan Fund. A Loan Fund shall consist of notes executed by Participants evidencing Loans outstanding in accordance with the provisions of Article XIII.

                                     ARTICLE VII

                                  PLAN ACCOUNTS

     7.1 Accounts. Separate Accounts shall be established for each Participant, known collectively as such Participant's Accounts, which shall be maintained on behalf of such Participant until he has terminated his participation or, with respect to a former Participant, until the funds in his Accounts have been paid out entirely to, or liquidated to provide benefits for, the former Participant or his Beneficiary in accordance with the provisions of the Plan. The Plan Committee may establish such other accounts, and may subdivide any accounts or subdivided accounts, as it may deem necessary for the proper administration of the Plan.

     7.2  Crediting Investment Earnings.

           (a) General. As of each Valuation Date with respect to an Investment Fund other than the Loan Fund, the Plan Committee shall determine, or direct the Trustee to determine, the market value of each Participant's Accounts in such manner (as determined by the Plan Committee or the Trustee) as shall reflect the investment earnings (whether gain or loss) of that Investment Fund and a pro-rata portion of any credits or charges to the Trust Fund not otherwise directly allocable to specific Investment Funds since the immediately preceding Valuation Date, which, if not directly determined or reflected on a per share basis, shall, with respect to each Investment Fund other than the Loan Fund, be allocated as a credit (or charge) to each of the Participant's Accounts in the same proportion as the amount allocated to that Investment Fund in that account of the Participant since the preceding Valuation Date (as determined by the Plan Committee or the Trustee) bears to the total amount allocated to that Investment Fund in all Accounts of all Participants since the preceding Valuation Date (as determined by the Plan Committee or the Trustee).

          (b) Loan Fund. Principal and interest attributable to any note in the Loan Fund shall be allocated entirely to the Accounts of the Participant who is obligated on the note.

     7.3 Accounting. Separate accounting shall be maintained of the investment in, and the gains or losses with respect to, each Investment Fund for the vested and, where applicable, the nonvested portion(s) of each of the Participant's Accounts. Gains or losses for this purpose shall be deemed to include, as applicable, contributions, withdrawals, distributions, investment earnings (whether gains or losses) and any other credits and charges allocable under the Plan.

     7.4 Risk of Loss. The Companies do not guarantee that the market value of any Investment Fund will be equal in value to the purchase price of the assets of the Investment Fund or that the total amount distributable or withdrawable with respect to any period will be equal to or greater than the amount of the contributions for such period. Each Participant assumes all risk of any decrease in the value of each of the Investment Funds in which his Accounts are invested.

                                       ARTICLE VIII

                                         VESTING
A Participant shall be 100% vested in his entire Accounts at all times.

                                        ARTICLE IX

                                         WITHDRAWALS

     9.1 Withdrawals of After-Tax Contributions. Subject to the spousal consent requirements of Section 9.3, a Participant who is an Employee shall be entitled, upon giving written notice to the Plan Committee (or in such electronic form as designated by the Plan Committee) and not more than once in any Plan Year, to withdraw all or a portion of his After-Tax Contributions Account (exclusive of amounts invested in the Loan Fund), but not to exceed the portion of his cumulative After-Tax Contributions not previously withdrawn. Such withdrawals of After-Tax Contributions shall exhaust all Pre-1987 After-Tax Contributions prior to any withdrawals of After-Tax Contributions that a Participant made between January 1, 1987 and December 31, 1999. The minimum amount a Participant shall be permitted to withdraw pursuant to this Section 9.1 is $300 (or such greater amount, in increments of $100, as the Plan Committee may from time to time determine) or, if less, his entire cumulative After-Tax Contributions not previously withdrawn. Payment of a withdrawal made pursuant to this Section 9.1 shall be made as soon as reasonably practicable as of any Valuation Date with respect to Participants' Accounts following the date the written notice (or in such electronic form as designated by the Plan Committee) of the Participant's election to make a withdrawal is received by the Plan Committee.

     9.2 Withdrawals After Termination of Employment or While Receiving Benefits in Quarterly or Annual Installments. Subject to the spousal consent requirements of Section 9.3:

          (a) a Participant who is not an Employee but who has not commenced receiving a benefit under Article X, and

          (b) a Participant or Participant's Beneficiary who has commenced the receipt of benefits in quarterly or annual installments under Section 10.2(b) or 11.2(b), respectively, shall be entitled, upon giving written notice (or in such electronic form as designated by the Plan Committee) to the Plan Committee and not more than once in any Plan Year, to withdraw all or a portion of one or more of his Accounts (exclusive of amounts invested in the Loan Fund). The minimum amount a Participant or Beneficiary shall be entitled to withdraw pursuant to this Section 9.2 is $1,000 or such greater amount, in increments of $500, as the Plan Committee may from time to time determine, or, if less, the Participant's entire Accounts. Payment of a withdrawal made pursuant to this Section 9.2 shall be made as soon as reasonably practicable as of any Valuation Date with respect to Participants' Accounts following the date the written notice (or in such electronic form as designated by the Plan Committee) of the Participant's election to make a withdrawal is received by the Plan Committee.

     9.3 Spouse's Consent to Withdrawals. For withdrawals made prior to the date annuity forms of distribution are eliminated in accordance with
Section 10.2(b), the spousal consent rules set forth in Schedule E.1 shall apply.

     9.4  Payment of Withdrawals.

           (a) Election of Direct Rollover. If a Participant's withdrawal under this Article IX constitutes or includes an Eligible Rollover Distribution, and

              (1) the Participant elects, no more than 90 days prior to the payment of his withdrawal, to have all or a portion of the Eligible Rollover Distribution paid directly to an Eligible Retirement Plan,

              (2) the Participant specifies such Eligible Retirement Plan in his election on a form provided, and in the manner prescribed, by the Plan Committee, and

              (3) if required under a policy adopted by the Plan Committee, the trustee or plan custodian of, or the contract issuer under, the Eligible Retirement Plan certifies prior to the date for the payment of the Participant's withdrawal, on a form provided by or acceptable to the Plan Committee, that the Eligible Retirement Plan is, or is intended to be,
                   (A) an individual retirement account or individual retirement annuity (other than an endowment contract) meeting the requirements of Code Sections 408(a) and 408(b), respectively,

                   (B)  a qualified trust meeting the requirements of Code
               Section 401(a) which is part of a defined contribution plan, the terms of which permit the acceptance of rollover distributions, or

                   (C)  an annuity plan meeting the requirements of Code
               Section 403(a),

     as the case may be,

then the portion of the Eligible Rollover Distribution designated by the Participant shall be paid in a direct rollover to the Eligible Retirement Plan specified by the Participant. A Participant's failure to make a timely election under this subsection (a) and timely to furnish the certification required under paragraph (3) hereof shall be treated as an election against a direct rollover of any portion of his withdrawal.

          (b) Proration of Withdrawals. Withdrawals shall be prorated across all Investment Funds; provided however that a Participant may request a withdrawal of funds from a specific Investment Fund.

          (c) Trustee. All payments of withdrawals hereunder shall be made by the Trustee as of the date(s) specified in this Article IX. The Trustee shall be entitled to receive written instructions (or the electronic equivalent thereof acceptable to the Trustee) and proper notice from the Plan Committee, or any person or committee designated by the Plan Committee, with respect to any payment and shall not be required to make such payments until such instructions have been received in a form which in the opinion of the Trustee is sufficiently clear with respect to the payments required.

     9.5  Repayment of Withdrawals.  No amounts withdrawn pursuant to this
Article IX may be repaid to the Plan.

                                        ARTICLE X

                   PARTICIPANT'S BENEFITS UPON SEPARATION FROM EMPLOYMENT
     10.1 Participant's Benefits. Except as may be provided by a Qualified Domestic Relations Order, a Participant who ceases to be an Employee for any reason other than his death shall be entitled to receive his entire nonforfeitable interest in his Accounts valued as of the Valuation Date with respect to Participants' Accounts as of which his Accounts are liquidated to purchase his benefits in accordance with this Article, reduced by any security interest held by the Plan by reason of Loans outstanding to the Participant unless such outstanding Loans are timely repaid in accordance with Section 13.6(c).

     10.2  Form of Benefits.
          (a) Normal Form. Except as otherwise provided in Schedule E.2, a Participant's benefits shall be payable as a single lump sum, in cash; provided that if such lump sum is comprised of more than one check or similar instrument, all such instruments shall be paid within the same taxable year of the Participant; and further provided that if the Participant's entire benefits payable do not exceed $5,000 ($3,500 for periods prior to January 1, 1998) at the time they are payable, his benefits shall be payable as a single lump sum, in cash.

     (b) Election of Optional Form. A Participant may elect in writing on a form provided by or acceptable to the Plan Committee (or in such electronic form as designated by the Plan Committee) that his benefits be paid as:
     - an annuity, including a single or joint life annuity or a term certain annuity, provided under a single premium annuity contract issued by an insurance company and purchased with the Participant's benefits and meeting the requirements of Section 10.3(c); provided, however, that annuity forms of benefit shall not be available with respect to any distribution with a Benefit Commencement Date after May 1, 2001;

     - quarterly or annual installments in cash, in an amount specified by the Participant, to be paid solely from the balance of the Participant's Accounts (with the unpaid portion of the Accounts remaining invested pursuant to Article VI and accumulating investment earnings (whether gain or loss) pursuant to Article VII) until the earlier of the Participant's death or the depletion of his Accounts, and the remainder (if any), with continuing investment earnings, thereafter to be paid in quarterly or annual installments, equal to the original installments, to the Participant's Beneficiary determined under Section 11.2; or

     - in the manner timely elected by the Participant pursuant to Section 242(b) of the Tax Equity and Fiscal Responsibility Act of 1982, if said election remains valid under regulations promulgated by the Secretary of the Treasury.

Such election shall not be effective unless made not more than 90 days before the Participant's Benefit Commencement Date.

In applying the requirements of Section 10.3(c), life expectancies will not be recalculated except to the extent, with respect to the election of quarterly or annual installments under this subsection (b), that the Participant elects, no later than the required commencement date specified in Section 10.3(c)(1) (whether or not his benefit has already commenced), that either his, his Spouse's, or both his and his Spouse's, life expectancy(ies) shall be recalculated, which election shall not require his Spouse's consent and shall be revocable any time prior to said required commencement date (whether or not his benefit has already commenced).

          (c) Modification of Installment Payments While in Pay Status. A Participant or Beneficiary who is receiving benefits in the form of quarterly or annual installments under subsection (b) above may revise the Participant's election prospectively to increase or decrease the amount of installment payments (or may revoke the Participant's election prospectively) by making a new election in writing (or in such electronic form as designated by the Plan Committee) in the same manner as and subject to the restrictions upon the Participant's original election, where the date scheduled for the payment of the first installment under the revised election (or the first installment missed under a revoked election) shall be treated as the Benefit Commencement Date for purposes of applying the provisions of this Article X to the new election.

     10.3 Commencement of Benefits. Except as may otherwise be elected by the Participant on a form provided by the Plan Committee, a Participant's benefits shall commence (or, if none, shall be deemed to commence) as of the Valuation Date described in Section 10.1 as soon as reasonably practicable following the date on which he ceases to be an Employee; provided that to the extent required by the following rules, a Participant's benefits shall commence as of and as soon as reasonably practicable after any other Valuation Date described in Section 10.1:

          (a) in satisfaction of Code Section 411(a)(11), if the Participant's entire benefits payable exceed $5,000 ($3,500 for periods prior to January 1, 1998) at the time they are payable, no portion thereof shall be paid during the Participant's life before he reaches age 62 without his written consent (or in such electronic form as designated by the Plan Committee) given no more than 90 days prior to such payment;

          (b) in satisfaction of Code Section 401(a)(14), unless the Participant otherwise elects, payment of the Participant's benefits shall begin not later than the 60th day after the close of the Plan Year in which the last of the following occurs:

              (1)  the Participant attains age 62;

              (2) the tenth anniversary of the Participant's commencement of participation in the Plan; or

              (3)  the Participant ceases to be an Employee;

          (c) in satisfaction of Code Section 401(a)(9) and subject to any additional requirements or exceptions set forth in regulations promulgated under that Section by the Secretary of the Treasury, including Proposed Treas. Reg. Section 1.401(a)(9)-2 (but not by way of providing any form or delay in commencement of benefit not otherwise provided under this Plan),

               (1) payment of the Participant's benefits shall commence not later than April 1 of the calendar year following the later of (A) the calendar year in which the Participant attains age 70 1/2 (except, for a Participant who attains age 70 1/2 in 1998 and who remains an Eligible Employee on January 1, l999, the calendar year 1999), or (B) for a Participant who is not a 5% owner (as that term is defined in Code Section 416(i)(1)(B)(i)), the calendar year in which the Participant retires;

              (2) the Participant's entire interest shall be distributed either (A) over his life or over his and his Beneficiary's joint lives, or (B) over a period not extending beyond his life expectancy or his and his Beneficiary's joint life expectancies; and

              (3) if the Participant dies after benefit payments begin and before his entire interest has been distributed, the form of distribution in effect before his death shall not be changed unless his remaining interest shall be distributed at least as rapidly as under the form of distribution in effect before he died;

provided that the requirements of this Section 10.3(c), other than any additional requirements set forth in regulations promulgated by the Secretary of the Treasury under the "incidental death benefit" requirements of Code Section 401(a)(9)(G), shall not apply to benefits under the "Section 242(b) election" under Section 10.2(b);

          (d) a Participant's benefits payable in the form of quarterly or annual installments under Section 10.2(b) shall commence not later than December 31 of the year in which he attains age 70 1/2, and the minimum distribution made in said year by said date (including a withdrawal under Section 9.2) shall be the minimum distribution otherwise required to be made by April 1 of the following year under subsection (c) above; and

          (e) prior to July 1, 1989, a Participant's benefits shall commence not later than the first day of the month following his attainment of age 68; provided that a Participant who reached age 68 prior to July 1, 1989 and whose benefits commenced as of the date he reached age 68 in the form of quarterly or annual installments under Section 10.2(b) may, after June 30, 1988, elect to cease the further receipt of benefits until otherwise required under this Section 10.3.

     10.4  Distributions.

          (a) Election of Direct Rollover. If a Participant's benefits otherwise payable under this Article X, or benefits payable to a former spouse who is an Alternate Payee under a Qualified Domestic Relations Order, constitute or include an Eligible Rollover Distribution, and

              (1) the Participant or Alternate Payee elects, no more than 90 days prior to the payment of his benefits, to have all or a portion of the Eligible Rollover Distribution (to the extent it is not an outstanding Loan obligation offset against the Participant's benefits under Section 10.1) paid directly to an Eligible Retirement Plan,

              (2) the Participant or Alternate Payee specifies such Eligible Retirement Plan in his election on a form provided, and in the manner prescribed, by the Plan Committee, and

              (3) if required under a policy adopted by the Plan Committee, the trustee or plan custodian of, or the contract issuer under, the Eligible Retirement Plan certifies prior to the date for the payment of the Participant's or Alternate Payee's benefits, on a form provided by or acceptable to the Plan Committee, that the Eligible Retirement Plan is, or is intended to be,

                  (A) an individual retirement account or individual retirement annuity (other than an endowment contract) meeting the requirements of Code Sections 408(a) and 408(b), respectively,

                  (B)  a qualified trust meeting the requirements of Code
              Section 401(a) which is part of a defined contribution plan, the terms of which permit the acceptance of rollover distributions, or

                  (C)  an annuity plan meeting the requirements of Code
              Section 403(a),

     as the case may be,

then the portion of the Eligible Rollover Distribution designated by the Participant or Alternate Payee (to the extent it is not an outstanding Loan obligation offset under Section 10.1) shall be paid in a direct rollover to the Eligible Retirement Plan specified by the Participant or Alternate Payee. A Participant's or Alternate Payee's failure to make a timely election under this subsection (a) and timely to furnish the certification required under paragraph (3) hereof shall be treated as an election against a direct rollover of any portion of his benefits. A Participant's or Alternate Payee's election with respect to one payment in a series of periodic payments shall apply to all subsequent payments in the series, provided that the Participant shall be entitled to change his election at any time, in the same manner specified in this subsection (a) for making an initial election, with respect to subsequent payments in the series.

          (b) Partial Company Contribution Distributions. Subject to Schedule E.4, any partial distribution of a Participant's Accounts shall be made in the following order and as the Plan Committee may determine from time to time:
              (A)  After-Tax Contributions made prior to January 1, 1987;

              (B)  After-Tax Contributions made after December 31, 1986;

              (C)  Company Fixed Contributions;

              (D)  Rollover Contributions;

              (E)Contributions credited under the Telerate 401(k) Account;

              (F) Qualified nonelective contributions (within the meaning of Code Section 401(m)(4)(C)) credited under the Company Contributions Account;

              (G) Contributions credited under the Qualified Employer Contributions Account;

              (H)  Pre-Tax Contributions; and

              (I)  Matching Contributions.

          (c) Proration of Distributions. Distributions shall be prorated across all Investment Funds; provided however that a Participant may request a distribution of funds from a specific Investment Fund.

          (d) Trustee. All distributions hereunder shall be made by the Trustee as of the date(s) specified in this Article X. The Trustee shall be entitled to receive written instructions (or the electronic equivalent thereof acceptable to the Trustee) and proper notice from the Plan Committee, or any person or committee designated by the Plan Committee, with respect to any distribution and shall not be required to make such distributions until such instructions have been received in a form which in the opinion of the Trustee is sufficiently clear with respect to the distributions required.

                                        ARTICLE XI

               BENEFICIARY'S BENEFITS UPON PARTICIPANT'S DEATH

     11.1 Beneficiary's Benefits. Upon the death of a Participant prior to his Benefit Commencement Date, his Beneficiary shall be entitled to receive the entire nonforfeitable interest in the Participant's Accounts valued as of the Valuation Date with respect to Participant's Accounts as of which the Accounts are liquidated to purchase the Beneficiary's benefits in accordance with this Article, reduced by any security interest held by the Plan by reason of Loans outstanding to the Participant unless such outstanding Loans are timely repaid in accordance with Section 13.6(c).

     11.2  Beneficiary and Form of Benefits.

          (a) Participant's Designation of Beneficiary. Except to the extent otherwise stated in a Beneficiary designation under this subsection
(a), to the extent no Beneficiary is validly designated under this subsection or to the extent no such validly designated Beneficiary survives the Participant, the Participant's Beneficiary shall be his Spouse, or, if there is no Spouse, the Participant's surviving children in equal shares, or, if there is no Spouse or surviving child, the Participant's estate.
On a form provided by or acceptable to the Plan Committee (or in such electronic form as designated by the Plan Committee), a Participant may designate (elect) as his Beneficiary one or more persons (which can include the Participant's Spouse and can include primary and contingent beneficiaries) or trusts, provided that the estate of a Beneficiary who dies prior to the Beneficiary's Benefit Commencement Date shall not be the contingent beneficiary unless expressly so provided in the Participant's election. In no event may a Beneficiary change the contingent beneficiary selected by the Participant. If the Participant is married upon his death, such election shall not be effective unless:

             (1) the Participant's Spouse (if any) consents, or has consented, in writing (or in such electronic form as designated by the Plan Committee) to such election (which consent shall be irrevocable with respect to the election to which it was given), and

                (A)  such consent is witnessed by a notary public;

                (B) the non-Spouse Beneficiary (if any) designated by the election may not be changed (other than revoked) without the Spouse's similarly notarized written consent (or in such electronic form as designated by the Plan Committee), except to the extent, if any, that the Spouse's consent expressly permits further Beneficiary designations by the Participant without the Spouse's further consent; and

                (C) the Spouse's consent acknowledges the effect of such election; or

            (2) it is established to the satisfaction of the Plan Committee that such consent cannot be obtained

               (A)  because the Participant has no Spouse;

               (B)  because the Spouse cannot be located; or

               (C) because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

          (b) Beneficiary's Election of Form of Benefits. Unless he otherwise elects in accordance with this subsection (b), a Beneficiary's benefits shall be paid as a single lump sum, in cash, otherwise; provided that if such lump sum is comprised of more than one check or similar instrument, all such instruments shall be paid within the same taxable year of the Beneficiary.

On a form provided by or acceptable to the Plan Committee (or in such electronic form as designated by the Plan Committee) and signed by the Beneficiary after the Participant's death and prior to the commencement of benefits, the Beneficiary may elect, in lieu of the form of benefits otherwise payable under this Section, that, subject to the requirements of
Section 11.3, his benefits be paid as:

     - an annuity, including a single life annuity or a term certain annuity, provided under a single premium annuity contract issued by an insurance company and purchased with the Beneficiary's benefits and meeting the requirements of Section 11.3(b); provided, however, that annuity forms of benefit shall not be available with respect to any distribution with a Benefit Commencement Date after May 1, 2001; or

     - quarterly or annual installments in cash, in an amount specified by the Beneficiary, to be paid solely from the balance of the Participant's Accounts (with the unpaid portion of the Accounts remaining invested pursuant to Article VI and accumulating investment earnings (whether gain or loss) pursuant to Article VII) until the earlier of the Beneficiary's death or the depletion of the Participant's Accounts, and the remainder (if any), thereafter to be paid to the Beneficiary's estate in a single lump sum, in cash.

In applying the requirements of Section 11.3(b), life expectancy will not be recalculated except to the extent, with respect to a Spouse's election of quarterly or annual installments under this subsection (b), that the Spouse so elects, no later than the required commencement date specified under
Section 11.3(b) (whether or not the Spouse's benefit has already commenced), which election shall be revocable any time prior to said required commencement date (whether or not the Spouse's benefit has already commenced).

          (c) Modification of Installment Payments While in Pay Status. A Beneficiary who is receiving benefits in the form of quarterly or annual installments under subsection (b) above may revise his election prospectively to increase or decrease the amount of installment payments (or may revoke his election prospectively) by making a new election in writing (or in such electronic form as designated by the Plan Committee) in the same manner as and subject to the restrictions upon his original election, where the date scheduled for the payment of the first installment under the revised election (or the first installment missed under a revoked election) shall be treated as the commencement of benefits for purposes of applying the provisions of this Article XI to the new election.

     11.3 Commencement of Benefits. Except as may otherwise be elected by the Beneficiary on a form provided by the Plan Committee, the Beneficiary's benefits shall commence as of the Valuation Date described in Section 11.1 as soon as reasonably practicable following the date of the Participant's death; provided that to the extent required by the following rules, a Beneficiary's benefits shall commence as of and as soon as reasonably practicable after any other Valuation Date:

          (a)  in satisfaction of Code Section 417(e), if

              (1)  the Beneficiary is the Participant's Spouse,

              (2) for periods prior to the date specified in Section 10.2(b) regarding the elimination of annuity forms of benefit, the Participant ever elected a Life Annuity under this Plan or (but only to the extent that), for periods prior to January 1, 2001, the Participant's benefits are attributable to a Pension Account, and

              (3) the Spouse's entire benefits payable exceed $5,000 ($3,500 for periods prior to January 1, 1998) at the time they are payable,

no portion thereof shall be paid prior to the date the Participant, if he had not died, would have reached age 62 without the Spouse's written consent (or in such electronic form as designated by the Plan Committee) given no more than 90 days prior to such payment;

          (b) in satisfaction of Code Section 401(a)(9) and subject to any additional requirements or exceptions set forth in regulations promulgated under that Section by the Secretary of the Treasury (but not by way of providing any form or delay in commencement of benefit not otherwise provided under this Plan), payment of the Beneficiary's benefits shall, upon the election of the Beneficiary on a form provided by the Plan Committee:

             (1) be completed not later than the last day of the calendar year containing the fifth anniversary of

                (A)  the Participant's death, or

                (B) if the Participant's Beneficiary is his Spouse and the Spouse dies before the commencement of payment of the Spouse's benefits was made or required under the Section without the Spouse's estate being contingent beneficiary, the Spouse's death; or

             (2) if the benefits will be distributed over the Beneficiary's life or over a period not exceeding the Beneficiary's life expectancy, commence not later than (A) the last day of the calendar year next following the calendar year in which the Participant died, or (B) if later and the Participant's Beneficiary is his Spouse and the Spouse does not die before the commencement of payment of the Spouse's benefits, not later than the last day of the calendar year in which the Participant, if he had not died, would have reached age 70 1/2.

Any election under this subsection (b) must be made no later than the earlier of the completion date under paragraph (1) and the commencement date under paragraph (2). If no election is timely made, payment shall be made in compliance with paragraph (2) if the Beneficiary is the Participant's Spouse and otherwise in compliance with paragraph (1).

If the Participant's Spouse is the Beneficiary but dies before distribution of the Spouse's benefit has begun in annuity form and before distribution was required to begin under this subsection (b) (even if it had begun in other than annuity form), payment to the contingent Beneficiary (whether or not the Spouse's estate), shall be subjected to the requirements of this subsection (b) by substituting the Spouse's date of death for the Participant's date of death.

     11.4  Distributions.

           (a) Election of Direct Rollover by Spouse. If the benefits of a Participant's Spouse otherwise payable under this Article XI constitute or include an Eligible Rollover Distribution, and

               (1) the Spouse elects, no more than 90 days prior to the payment of his benefits, to have all or a portion of the Eligible Rollover Distribution (to the extent it is not an outstanding Loan obligation offset against the Spouse's benefits under
           Section 11.1) paid directly to an Eligible Retirement Plan which is an individual retirement account or individual retirement annuity (but not a Section 401(a) qualified trust or a Section 403(a) annuity plan),

               (2) the Spouse specifies such individual retirement plan or annuity in his election on a form provided, and in the manner prescribed, by the Plan Committee, and

               (3) if required under a policy adopted by the Plan Committee, the plan custodian of the individual retirement plan or annuity certifies prior to the date for the payment of the Spouse's benefits, on a form provided by or acceptable to the Plan Committee, that the individual retirement plan or annuity is, or is intended to be, an individual retirement account or individual retirement annuity (other than an endowment contract) meeting the requirements of Code Sections 408(a) and 408(b), respectively, then the portion of the Eligible Rollover Distribution designated by the Spouse (to the extent it is not an outstanding Loan obligation offset under Section 11.1) shall be paid in a direct rollover to the individual retirement plan or annuity specified by the Spouse. A Spouse's failure to make a timely election under this subsection (a) and timely to furnish the certification required under paragraph (3) hereof shall be treated as an election against a direct rollover of any portion of his benefits. A Spouse's election with respect to one payment in a series of periodic payments shall apply to all subsequent payments in the series, provided that the Spouse shall be entitled to change his election at any time, in the same manner specified in this subsection(a) for making an initial election, with respect to subsequent payments in the series.

          (b) Trustee. All distributions hereunder shall be made by the Trustee as of the date(s) specified in this Article XI. The Trustee shall be entitled to receive written instructions (or the electronic equivalent thereof acceptable to the Trustee) and proper notice from the Plan Committee, or any person or committee designated by the Plan Committee, with respect to any distribution and shall not be required to make such distributions until such instructions have been received in a form which in the opinion of the Trustee is sufficiently clear with respect to the distributions required.

                                   ARTICLE XII

                               VALUATION OF ACCOUNTS

     For purposes of payment of the balances credited to a Participant's Accounts following the occurrence of an event entitling the Participant or a Beneficiary to a distribution for any reason, the value of a Participant's Accounts shall be determined by the Plan Committee as of the date payment of the Accounts is processed; provided, however, in no event shall payment be processed prior to each of the following:

          (a) the timely furnishing to the Participant of any legally required notices of his distribution rights and options under the Plan, and

          (b) the filing of a timely request of the Participant (or his Beneficiary) with the Plan Committee for payment of the Participant's benefit with respect to such event, and such forms or documents as the Plan Committee may require in connection with the processing of the request. In the case of a Participant whose Accounts do not exceed $5,000 ($3,500 for periods prior to January 1, 1998), distribution of such Participant's Accounts shall be made, to the extent determined by the Plan Committee in its discretion, without regard to whether the Participant consents to such distribution.

                                     ARTICLE XIII

                                        LOANS

     13.1  Loan Amount, Term and Interest Rate.

          (a) Amount. An Active Participant may borrow from the Plan an amount that does not exceed the smallest of:

              (1) 100% of the value of the Participant's entire nonforfeitable interest in his Accounts, other than his After-Tax Contributions Account and Transfer Account, under this Plan;

               (2) 50% of the value of the Participant's entire nonforfeitable interest in his Accounts under this Plan and his account under the Dow Jones Money Purchase Retirement Plan, less the balance of all other outstanding loans to the Participant under this Plan and the Dow Jones Money Purchase Retirement Plan;

               (3) $50,000 less the highest outstanding balance of loans to the Participant under all tax-qualified defined benefit and defined contribution plans of the Affiliated Companies, including this Plan, during the one-year period ending on the day immediately preceding the date of the Loan;

               (4) 50% of the present value of the Participant's nonforfeitable accrued benefits (determined without regard to any deductible employee contributions as defined in Section 72(0) (5) (B) of the Code) under all tax-qualified defined benefit and defined contribution plans of the Affiliated Companies, including this Plan, as determined by the Plan Committee (but not less than $10,000), less the balance of all other loans outstanding to the Participant under all tax-qualified defined benefit and defined contribution plans of the Affiliated Companies, including this Plan; or

              (5) such lesser maximum amount as the Plan Committee may from time to time establish and apply uniformly to all Loans made pursuant to the terms of the Plan.

Notwithstanding any other provision of the Plan to the contrary, no Loan shall be taken from this Plan unless the Participant's Accounts available to take the Loan under the Plan are sufficient to provide the entire amount of the requested loan; provided, however, that if neither the Participant's Accounts under this Plan nor his account under the Dow Jones Money Purchase Retirement Plan are sufficient when considered separately to provide the entire amount of the requested loan, the loan shall be made first by loaning the entire amount available for loan under this Plan and then by loaning any remaining amount under the Dow Jones Money Purchase Retirement Plan.

Loans shall be granted in $100 increments, provided that the minimum amount of any Loan granted under the Plan shall be $1,000. For purposes of this
Section 13.1, the value of a Participant's Accounts shall be determined as of such date as the Plan Committee shall determine.

          (b) Term. Loans shall be granted for a minimum term of one year, or for a term that is an integral multiple of one year up to a maximum term of five years, provided that:

              (1) the term of the Loan may not result in payments per any Payroll Period of less than $10, or such other amount as the Plan Committee may from time to time determine;

              (2) a Loan used solely to acquire the principal residence of the Participant may have a term not exceeding ten years, and a Loan outstanding under the Telerate Retirement Plan at December 31, 1990 used solely to acquire the principal residence of the Participant or (for Loans not made after December 31, 1986) to acquire, construct, reconstruct, or substantially rehabilitate the principal residence of the Participant or a member of his family may have a term exceeding five years, as specified in the note for said Loan; and

              (3) no loan term shall extend beyond the date on which a Participant's distributions are required to commence in accordance with Section 10.3(c).

          (c) Interest Rate. Loans shall bear such rate of interest as the Plan Committee determines, under a written procedure established by it (which shall constitute a part of the Plan), and will provide a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances.

          (d) Level Amortization. Except as provided in regulations prescribed by the Secretary of the Treasury, Loans shall require substantially level amortization (with payments not less frequently than quarterly) over the term of the Loan.

          (e) Periodic Approval. Loans shall be approved by the Plan Committee effective on the last day of a month or such other or additional days as the Plan Committee may establish applicable to all Participants; provided, however, that in the sole discretion of the Plan Committee, a Loan may be approved effective on a date other than such date if administratively feasible and if emergency circumstances exist for a Participant.

           (f) Administrative Charge. For each Loan, the Participant's Accounts may be charged a one-time loan origination fee and an annual maintenance fee, each in a flat dollar amount as determined and established from time to time by the Plan Committee (and applicable to all Loans, only to additional Loans, only to Loans to Inactive Participants, or otherwise, as determined by the Plan Committee) as appropriate to defray, but not to exceed, the Plan's average per Loan administration costs or incurred expenses.

     13.2 Order of Withdrawals for Loans. Loans shall be taken from Participants' Accounts in the following order:

          (a) Company Contributions Account (except for qualified nonelective contributions);

          (b)  Matching Contributions Account;

          (c)  Rollover Account;

          (d)  Telerate 401(k) Account;

          (e) Qualified nonelective contributions (within the meaning of Code Section 401(m)(4)(C)) credited under the Participant's Company Contributions Account;

          (f)  Qualified Employer Contributions Account; and

          (f)  Pre-Tax Contributions Account.

     13.3 Proration of Withdrawals for Loans. Withdrawals shall be prorated across all Investment Funds in the Participant's Accounts from which the Loan is withdrawn.

     13.4  Frequency of Loans.

          (a) A Participant may be granted a Loan under this Plan no more frequently than twelve months following the date of the grant of the Participant's last Loan from, and no more frequently than 24 months following a default of a Loan of the Participant under, this Plan or any other plan maintained by an Affiliated Company, or such longer period of time as the Plan Committee may from time to time establish applicable to all Participants.

          (b) A Participant shall not have more than five Loans outstanding at any time under this Plan and all other plans maintained by the Affiliated Companies.

     13.5  Security for Loans.

          (a) No Loan shall be made to any Participant prior to the execution and delivery by the Participant of an application therefor, a note payable to the Trustee on which the Participant shall be personally liable for the amount of the Loan and in a form or manner prescribed by the Plan Committee, an authorization for payroll deductions for repayment of the Loan, the written consent of the Participant (or in such electronic form as designated by the Plan Committee) and, if he is married at the time of the making of the Loan, the notarized written consent (or in such electronic form as designated by the Plan Committee) of the Participant's then-current spouse, to the making of the Loan and to the possible reduction of the Participant's Accounts under the terms of the Plan to satisfy the Loan obligation, provided further that such consent or consents shall be given within 90 days prior to the making of the Loan.

          (b) Cash equal to the value of any Loan granted plus the loan origination fee, if any, under Section 13.1(f) shall be transferred from the Investment Fund or Investment Funds (other than the Loan Fund) in which the nonforfeitable portion of the Participant's Accounts, other than his After-Tax Contributions Account and Transfer Account, are invested and which are designated by the Plan Committee pursuant to uniform rules, in proportion to the nonforfeitable amount of such Accounts invested in such Investment Fund or Investment Funds; however, the grant of a Participant's application for a Loan shall not be deemed a change of investment designation with respect to his existing Account balances. The amount so transferred, less the loan origination fee, if any, shall be paid to the Participant, and the remainder, in the amount of the loan origination fee, shall remain unallocated in the Trust Fund. Upon such transfer of cash to the Participant, the note evidencing the Participant's Loan obligation to the Trust Fund, shall be transferred to the Loan Fund. The Participant's note shall be held as an investment of the Participant's Account in the Loan Fund, provided that, notwithstanding the nonalienation rule of Section 18.4, the Loan Fund shall have a first lien on said note.

     13.6  Repayment.

          (a) General. Repayment shall be accomplished through regular payroll deductions. Payments by a Participant shall be applied first to outstanding interest and then to reduce the outstanding principal balance of the Loan and shall be allocated to the Participant's Accounts and invested as designated from time to time by the Plan Committee pursuant to uniform rules. A Participant shall be entitled to prepay without penalty all (but not merely a part) of the total outstanding principal amount of and interest accrued on any Loan under the Plan, provided that no prepayment shall be made earlier than one year following the date the Loan is granted. Prepayments shall be allocated to the Participant's Accounts and invested in the same manner as repayments.

         (b) Authorized Leave of Absence. A Participant with an outstanding Loan who is placed on authorized Leave of Absence status for any reason shall, in addition, be entitled to select one of the following modes of repayment while not in pay status:

             (1) installment payments equivalent in value to the payments deducted from his paycheck, or

             (2) deferred payment of all principal and interest for the duration of the absence (but not to exceed one year), followed by the reamortization, on the date on which the Participant returns to pay status and at the then-current interest rate determined under Section 13.1(c), of the then-outstanding principal and interest (including interest accrued during the absence) in substantially equal installments over the remaining Loan term, extended by the period of absence while not in pay status;

provided that in no event shall any Loan become due and payable later than the expiration of the five-year limitation prescribed by Section 13.1(b), unless otherwise permitted by that Section.

          (c) Death or Termination of Employment. If, prior to repayment of the total principal amount of and accrued interest on a note held by the Loan Fund,

             (1) a Participant ceases to be an Employee for any reason other than his death and the said amount is not repaid in full by the end of the day (or, if the Participant did not voluntarily cease to be an Employee, within 30 days after the day) he ceases to be an Employee, or

             (2) a Participant dies and said amount, including any further accrued interest, is not repaid in full within 90 days after his death, then, unless the Participant (or, in the event of his death, his Beneficiary) is described in Section 13.7, the Participant's applicable nonforfeitable Account balances shall be reduced, in proportion to their investment in the Loan Fund, by the amount of said total outstanding principal amount and accrued interest prior to the payment of any benefits to the Participant or his Beneficiary, and the amount of such reduction shall be applied to satisfy the note held by the Loan Fund.

           (d) Default. If (1) any Loan repayment required hereunder is not timely paid in full or (2) the Participant or other individual who is obligated on the Loan is a party to an action under the federal Bankruptcy Code, the entire outstanding principal balance and accrued interest shall become immediately due and payable, and interest shall continue to accrue until the note held by the Loan Fund is satisfied in full.

     13.7 Certain Beneficiaries and Inactive Participants. Any person who is a "party in interest" to the Plan within the meaning of Section 3(14) of ERISA (for example, a 5-percent owner or one of the 10 most highly compensated employees) and who is either a Beneficiary having an Account under the Plan or an Inactive Participant shall be entitled to borrow from the Plan on the same terms and conditions as an Active Participant, provided that:

          (a) the principal residence exception under Section 13.1(b) shall apply only with respect to the principal residence of a Participant, and

          (b) the requirement under Section 13.6(a) for repayment through regular payroll deductions shall not apply unless the Inactive Participant is an employee of a Company.

      13.8 Further Limitations on Loans. Notwithstanding anything to the contrary contained in this Article XIII, the Plan Committee reserves the right to limit further the amount that may be borrowed hereunder, to limit further the terms and conditions under which Loans will be made, or to declare a moratorium on the granting of Loans to Participants on the basis of uniform and nondiscriminatory rules.

                                       ARTICLE XIV

                                ADMINISTRATION OF PLAN

     14.1 Appointment of Plan Committee. There shall be a Plan Committee which shall consist of not fewer than three (3) nor more than seven (7) members who shall be appointed by the Board of Directors. Members of the Plan Committee shall hold office until their death, resignation, disqualification or removal. The Plan Committee shall be the Plan Administrator.

     14.2 Resignation and Removal of Members. Any member of the Plan Committee may resign at any time by giving written notice to the other members and to the Board of Directors, effective as therein stated. Any member of the Plan Committee may, at any time, be removed by the Board of Directors.

     14.3 Appointment of Successors. Upon the death, resignation, disqualification or removal of any member of the Plan Committee, the Board of Directors may appoint a successor. Notice of appointment of a successor member shall be given by the Board of Directors in writing to the Plan Committee and to the Trustee.

     14.4 Power and Duties of the Committee. The Plan Committee shall have full power, authority and discretion to control and manage the operation and administration of the Plan and to construe and apply all of its provisions, provided that the Plan Committee shall have no power, authority, or responsibility with respect to those matters which are the responsibility of the Trustee. Any action taken by the Plan Committee in its discretion in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon Participants, their Beneficiaries and all other persons. All discretionary powers conferred upon the Plan Committee shall be absolute, provided that no discretionary power shall be exercised in such manner as to cause or create discrimination in favor of Employees who are officers or shareholders of any Company or Highly Compensated Employees. Benefits under this Plan will be paid only if the Plan Committee decides in its discretion that the applicant is entitled to them. The authority of the Plan Committee shall include, but not by way of limitation, the following:

          (a) Authority to interpret the provisions of the Plan and to determine any questions arising under the Plan or in connection with the administration or operation thereof;

           (b) Authority to determine all questions affecting the eligibility of any person to be, become or remain a Participant in the Plan;

           (c) Authority to determine the Service of any person and to compute the amount of benefit or other sum payable under the Plan to any person;

           (d) Authority to determine all questions regarding the status of any person as a Participant;

           (e) Authority to authorize and direct all disbursements of benefits and other sums under the Plan and to determine the manner in which benefits shall be payable to Participants;


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

           (f) Authority to adopt such rules as it may deem desirable for the purpose of regulating the conduct and discharge of its business and duties in the administration of the provisions of the Plan, provided that such rules shall not be inconsistent with the provisions of the Plan;

           (g) Authority to purchase such liability insurance as it may deem appropriate in connection with the operation and administration of the Plan;

           (h) Authority to direct the Trustee to undertake and assume the authority and responsibility to invest and reinvest the assets of the Plan and to make any decision respecting assets of the Plan, provided that any such direction shall be in writing;

           (i) Authority to make or provide for the making of any audit or examination of the investment affairs of the Plans;

           (j) Authority to engage such legal, actuarial, accounting, clerical, administrative, medical and other services as it may deem proper, including authority to employ one or more persons to render advice with regard to any responsibility which the Plan Committee, any member thereof or any other person designated under Section 14.5 may have under the Plan;

           (k) Authority to charge a Participant's Accounts an administration fee or fees in such amount or amounts as determined and established from time to time by the Plan Committee, on a uniform basis applicable to all Participants' Accounts (or to Inactive Participants' Accounts, or to Accounts of Inactive Participants who ceased being Active Participants before reaching age 55 or with at least ten (10) Years of Service), as appropriate to defray, but not to exceed, the Plan's average administration costs or incurred expenses for each transaction relating specifically to the Participant's Accounts for which the Plan Committee shall determine that such specific charge or charges is appropriate; and

           (l) Authority to perform or cause to be performed such further acts as it may deem to be necessary, appropriate or convenient in the exercise of its power and authority under the Plan.

      14.5 Allocation and Delegation of Duties. The Plan Committee may allocate its fiduciary responsibilities among its members and may designate other persons (or committee(s) of persons) to carry out fiduciary or other responsibilities (other than responsibilities for the management or control of Plan assets) under the Plan. Pursuant to this Section, the Plan Committee shall appoint from among its members a chairman and a secretary, who shall have such duties as the Plan Committee may provide from time to time. The Plan Committee, and any person delegated under the provisions hereof to carry out any responsibilities under the Plan, shall be entitled to rely upon information, data and documentation furnished by any Company, tables, valuations, certificates, and reports furnished by actuaries, and upon certificates, reports, and opinions made or given by any accountant, legal counsel or other expert or advisor (who may be employed or retained by one or more Affiliated Companies) selected or approved by the Plan Committee; and the members of the Plan Committee and any delegate thereof





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

shall not be liable, except to the extent provided by law, for any action taken, suffered or omitted by them in good faith or for any such action in reliance upon any such actuary, accountant, legal counsel or other expert or advisor, or upon any information, data, documentation, report or opinion furnished by the same or by any Company.

     14.6 Committee Procedure. A majority of the members of the Plan Committee as constituted at any time shall constitute a quorum, and any action by a majority of the members present at any meeting, or authorized by a majority of the members in writing without a meeting, shall constitute the action of the Plan Committee. A member of the Plan Committee who is also a Participant hereunder shall not vote on any question involving his own interest under the Plan, as distinguished from interests of others similarly situated. The Plan Committee may authorize each or any one or more of its members to execute any document or documents on behalf of the Plan Committee, in which event it shall notify the Trustee in writing of such action and the name or names of its members so designated, and the Trustee may thereafter accept and rely upon any document executed by such member or members as representing action by the Plan Committee until the Plan Committee shall file with the Trustee a written revocation of such designation.

     14.7 Investment Manager. The Plan Committee may appoint one or more Investment Managers (as defined in Section 3(38) of ERISA) to manage all or any part of the assets of the Plan. Such appointment shall be reflected in the minutes of the Plan Committee. The Investment Manager(s) shall discharge its duties in accordance with applicable law and in particular in accordance with Section 404(a)(l) of ERISA. The Investment Manager(s), when appointed, shall have such responsibility to manage the assets of the Plan as the Plan Committee shall designate, and the Plan Committee shall thereafter have no responsibility for the management of such assets to the extent that responsibilities are designated to be the responsibilities of the Investment Manager(s).

     14.8 Compensation of Committee. Members of the Plan Committee shall serve as such without compensation from the Plan, but may receive compensation from an Affiliated Company for so serving.

     14.9 Expenses. Ordinary and necessary expenses incurred in connection with the establishment or termination of the Plan may be paid from the Trust Fund to the extent allowed under Section 403(c)(1) of ERISA. Ordinary and necessary expenses (including the cost of any bond required under Section 412 of ERISA) incurred for any Plan Year in connection with administering the Plan, other than establishment or termination expenses, may be paid from the Trust Fund. To the extent expenses incurred in establishing, administering or terminating the Plan are not paid from the Trust Fund they shall be paid by the Affiliated Companies.

     14.10 Information Required From Participants. Each Participant or Beneficiary will furnish to the Plan Committee such information in writing (or in such electronic form as designated by the Plan Committee) as the Plan Committee considers necessary or desirable for purposes of administering the Plan, and the provisions of the Plan respecting any payments thereunder are conditional upon the Participant's or Beneficiary's furnishing promptly such true, full and complete information as the Plan Committee may request. Any notice or information which, according to the terms of the Plan or the rules of the Plan Committee, must be filed with the Plan Committee shall be deemed so filed at the time that it is actually received by the Plan Committee.


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

     14.11 Records. The Plan Committee shall keep a record of all its proceedings and shall keep, or cause to be kept, all such books, accounts, records or other data as may be necessary or advisable in its judgment for the administration of the Plan and properly to reflect the affairs thereof.

     14.12 Reports to Participant. The Plan Committee or its designee shall notify each Participant quarterly, within a reasonable time after each March 31, June 30, September 30 and December 31, of the balances of such Participant's Accounts as of such date, unless the Plan Committee determines to make such reports at lesser or greater intervals, no less frequently than annually. In the case of a Participant who is no longer an Employee, a mailing of his statement of accounts to his last known home address by first class mail shall be sufficient.

     14.13 Multiple Fiduciary Capacity. Nothing in this Plan shall be deemed to prohibit any person or group of persons from serving in more than one fiduciary capacity with respect to the Plan.
































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

                                       ARTICLE XV

                                       PLAN ASSETS

     15.1 Trust. The Plan shall be funded by a Trust Fund held by the Trustee pursuant to the terms of the Trust Agreement, which shall be subject to the provisions of the Plan.

     15.2 Designation of Trustee. The Board of Directors shall have the authority to select the Trustee, to terminate the Trustee and to select a successor Trustee, and to enter into such Trust Agreement, or any amendments or modifications thereto, with the Trustee or any successor Trustee as the Board of Directors shall determine is appropriate.

     15.3 Investment and Management of Plan Assets. Except to the extent delegated to the Trustee under, or pursuant to, the Trust Agreement, the authority of the Plan Committee shall include, but not by way of limitation, the following:

          (a) Authority to control, invest, reinvest, manage and dispose of all assets of the Trust Fund;

          (b) Authority to direct the Trustee with respect to investment and reinvestment of the assets of the Plan and authority to make any decision respecting assets of the Plan;

          (c) Authority to make or provide for the making of any audit or examination of the investment affairs of the Plan;

          (d) Authority to designate Investment Funds available to Participants for the investment of the amounts credited to their Accounts, and to specify the terms upon which such selections may be made; and

          (e) Authority to perform or cause to be performed such further acts as it may deem to be necessary, appropriate or convenient in the exercise of its power and authority under the Plan.

     15.4 Records. The Trust Agreement, or a separate services contract entered into between the Plan Committee and the Trustee or an affiliate of the Trustee, may require the contracting entity to provide record keeping services to the Plans, including, without limitation, Loan program administration, the periodic tabulation of Investment Fund values, account values, and, if pertinent, subdivided account values, and the periodic provision of account statements to Participants.








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

                                      ARTICLE XVI

                                         CLAIMS

     16.1 Claims for Benefits. Any claim for benefits by a Participant or anyone claiming through a Participant under the Plan shall be delivered in writing (or in such electronic form as designated by the Plan Committee) by the claimant to the Plan Committee. The claim shall identify the benefits being requested and shall include a statement of the reasons why the benefits should be granted. The Plan Committee shall grant or deny the claim. If the claim is denied in whole or in part, the Plan Committee shall give written notice (or in such electronic form as designated by the Plan Committee) to the claimant setting forth: (a) the reasons for the denial,
(b) specific reference to pertinent Plan provisions on which the denial is based, (c) a description of any additional material or information necessary to request a review of the claim and an explanation of why such material or information is necessary, and (d) an explanation of the Plan's claim review procedure. The notice shall be furnished to the claimant within a period of time not exceeding 90 days after receipt of the claim, except that such period of time may be extended, if special circumstances should require, for an additional 90 days commencing at the end of the initial 90-day period. Written notice (or in such electronic form as designated by the Plan Committee) of any such extension shall be given to the claimant before the expiration of the initial 90-day period and shall indicate the special circumstances requiring the extension and the date by which the final decision is expected to be rendered.

     16.2 Appeals Procedure. A claimant who has been denied a claim for benefits, in whole or in part, may, within a period of 60 days following his receipt of the denial, request a review of such denial by filing a written notice (or in such electronic form as designated by the Plan Committee) of appeal with the Plan Committee. In connection with an appeal, the claimant (or his authorized representative) may review pertinent documents and may submit evidence and arguments in writing (or in such electronic form as designated by the Plan Committee) to the Plan Committee. The Plan Committee may decide the questions presented by the appeal, either with or without holding a hearing, and shall issue to the claimant a written notice (or in such electronic form as designated by the Plan Committee) setting forth:
(a) the specific reasons for the decision and (b) specific reference to the pertinent Plan provisions on which the decision is based. The notice shall be issued within a period of time not exceeding 60 days after receipt of the request for review; except that such period of time may be extended, if special circumstances (including, but not limited to, the need to hold a hearing) should require, for an additional 60 days commencing at the end of the initial 60-day period. Written notice (or in such electronic form as designated by the Plan Committee) of any such extension shall be provided to the claimant prior to the expiration of the initial 60-day period. The decision of the Plan Committee shall be final and conclusive.

     16.3 Exhaustion of Remedies. The procedures under this Article XVI shall be the exclusive procedures for claiming benefits under this Plan, notwithstanding the provisions of any other contract or agreement to the contrary. No legal or equitable action for benefits under the Plan shall be brought unless and until the claimant (a) has submitted a written application for benefits (or in such electronic form as designated by the Plan Committee) in accordance with Section 16.1, (b) has been notified by the Plan Committee that the application is denied, (c) has filed a written

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

request for a review of the application in accordance with Section 16.2 and
(d) has been notified in writing that the Plan Committee has affirmed the denial of the application; provided that legal action may be brought after the Plan Committee has failed to take any action on the claim within the time prescribed in Section 16.2.

     In no event may any legal or equitable action for benefits under the Plan be brought in a court of law or equity with respect to any claim for benefits more than one (1) year after the final denial (or deemed final denial) of the claim by the Plan Committee.








































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

                                      ARTICLE XVII

                               AMENDMENT AND TERMINATION

     17.1 Amendment. The Board of Directors, by resolution, and the Plan Committee, in accordance with the procedures described in Section 14.6, each shall have the right at any time, and from time to time, to modify or amend in whole or in part, any or all of the provisions of the Plan and Trust or any insurance contract forming a part of the Plan, but, except as otherwise provided in this Article or in Section 4.9, or as otherwise permitted under Code Section 411(d)(6), no such amendment or modification shall have the effect of revesting in the Companies any part of the Trust Fund or reducing the accrued benefits of Participants or of diverting any part of the Trust Fund to any purpose other than for the exclusive benefit of Participants and their Beneficiaries and the payment of reasonable Plan administration expenses; provided that any such amendment adopted by the Plan Committee is necessary or appropriate to facilitate the administration, management or interpretation of the Plan or to conform the Plan thereto, or to maintain the compliance of the Plan, Trust or such insurance contract with the requirements of Code Sections 401(a) and 501(a) and with ERISA or any other applicable law, unless such amendment shall have a material effect on the currently estimated cost to the Companies of maintaining the Plan. No amendment which affects the rights, duties or responsibilities of the Trustee shall be effective without the Trustee's written consent.

     17.2 Termination or Partial Termination. The Board of Directors, by resolution, shall have the right to terminate or partially terminate the Plan at any time. Upon the termination or partial termination of the Plan, or upon the complete discontinuance of contributions under the Plan, the Accounts of Participants affected by the termination, partial termination, or complete discontinuance of contributions, as the case may be, shall be nonforfeitable.

     Any Company may, by action of its board of directors, by resolution, withdraw at any time from participation in the Plan, at which point the Participants who are its Eligible Employees shall become Inactive
Participants.

     17.3 Merger or Consolidation of Plan Assets; Mergers into the Plan; Transfers of Plan Assets. Subject to satisfying the requirements of this Section and Code Section 411(d)(6):

          (a) Upon the approval of the Board of Directors and the new or successor employer of the affected Participants, the Plan may be merged into or consolidated with another defined contribution plan, and all or a portion of its assets or liabilities may be transferred to another plan; provided that such other plan and its related trust (i) are qualified within the meaning of Code Sections 401(a) and 501(a) ("tax-qualified"), and (ii) assume the Plan liabilities of all affected Participants.

          (b) Upon the approval of the Board of Directors and the employer of the affected participants, any other tax-qualified defined contribution plan sponsored by an Affiliated Company may be merged into this Plan, with this Plan as the surviving instrument. Thereupon:
              (1) The Affiliated Company shall become a co-sponsor of the Plan, included in the definition of Company hereunder. In any such case, the Plan shall remain a single plan with any and all of its

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

     assets (regardless of the entity to whose contributions such assets can be traced) available to pay the benefits of each Participant and Beneficiary hereunder and any other liabilities of the Plan.

               (2) The assets of the merged plan shall be transferred to the Trustee and be assets of the Plan, and the liabilities of the merged plan shall be liabilities of the Plan.

               (3) Each participant in the merged plan shall become a Participant in the Plan on the merger date, with accrued or vested benefits under the Plan equal to his accrued or vested benefits under the merged plan, and thereafter shall continue to participate in the Plan, or not, in accordance with its terms.

               (4) If so directed by the Board of Directors, there shall be a separate accounting of the benefits of a Participant transferred from the merged plan and any other benefits of the Participant under the Plan, such that contributions, gains, losses, withdrawals, forfeitures, and other credits or charges are allocated between the transferred benefits and any other benefits on a reasonable and consistent basis.

          (c) Upon the approval of the Board of Directors and the employer of the affected Participants, the assets and liabilities of any other tax-qualified defined contribution plan may be transferred to this Plan.

To the extent that Code Section 401(a)(12) or 414(1) is applicable, and in accordance therewith, no merger, consolidation, or transfer pursuant to this Section shall be consummated unless each Participant and Beneficiary under the Plan (or, in the case of subsection (a) above, each participant in the merged, transferee or successor plan) would, if the resulting plan (or, in the case of subsections (b) and (c) above, the Plan) then terminated, receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer, if the Plan (or, in case of subsections (b) and (c) above, the transferor or successor plan) had then terminated; provided that the foregoing provisions of this Section shall not apply if such alternative requirements that may be imposed by the regulations under Code Section 414(1) are satisfied.









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                                       ARTICLE XIII

                                MISCELLANEOUS PROVISIONS

     18.1 No Contract of Employment. The adoption and maintenance of this Plan shall not be deemed to constitute a contract of employment or otherwise between any Affiliated Company and any Employee, former Employee or Participant, or to be a consideration for, or an inducement or condition of, any employment. Nothing contained herein shall be deemed to give to any Employee, former Employee or Participant the right to be retained in the service of any Affiliated Company or to interfere with the right of any Affiliated Company employing such person to discharge, with or without cause, any Employee, former Employee or Participant at any time.

     18.2 No Liability for Benefits. Any benefits payable under this Plan shall be paid or provided for solely from the Trust Fund, and the Affiliated Companies assume no liability or responsibility therefor. The obligations of the Companies hereunder are limited solely to the making of contributions to the Trust Fund as provided for in this Plan.

     18.3  Exclusive Benefit of Trust Fund.  Except as otherwise provided in
Section 4.9, the assets of the Trust Fund shall be held for the exclusive purposes of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan and shall not inure to the benefit of any Company or Affiliated Company.

     18.4  Nonalienation.

           (a)  General.  Subject to the exceptions set forth in Code
Section 401(a)(13) and the Treasury regulations thereunder, none of the benefits, payments, proceeds, claims or rights of any Participant or Beneficiary hereunder shall be subject to any claims of any creditor of such person, nor shall any such Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any claim or right hereunder or any of the benefits or payments of proceeds which he may expect to receive, contingent or otherwise, under the provisions hereof. In the event any person attempts to take any action contrary to this Section, such action shall be null and void and of no effect, and the Companies, the Plan Committee, the Plan Committee, the Trustee, the Investment Manager(s) and all persons having any interest in the Trust Fund and their Beneficiaries shall disregard such action and are not in any manner bound thereby, and they, and each of them, shall suffer no liability for any such disregard thereof, and shall be reimbursed on demand out of the Trust Fund or by the responsible Participant or Beneficiary for the amount of any loss, cost or expense incurred as a result of disregarding or of acting in disregard of such action. The preceding provisions of this Section shall not apply to situations where a Participant is indebted to the Trust Fund. In cases where a Participant is indebted to the Trust Fund, the Trustee is permitted to levy against the Accounts of the Participant to the extent necessary to collect indebtedness owing from the Participant to the Trust Fund and any unpaid interest, late charges, or other amounts.





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          (b)  Company Securities.  Company Securities held through the
Investment Fund, if any, designated to invest in the Company Securities cannot be used to satisfy a loan made to the Plan or be used as collateral for a loan made to the Plan.

          (c)  Exception for Qualified Domestic Relations Orders.

              (1) The nonalienation rule of subsection (a) shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, except that subsection (a) shall not apply if the Plan Committee determines that such order is a Qualified Domestic Relations Order.

               (2) Upon receipt of a domestic relations order, the Plan Committee shall promptly notify the Participant and any other Alternate Payee of the receipt of such order and the Plan's procedures for determining the qualified status of domestic relations orders.

                (3) Within a reasonable period after the receipt of a domestic relations order, the Plan Committee shall determine the qualified status of such order, and thereafter notify the Participant and each Alternate Payee of such determination. During any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations Order is being determined by the Plan Committee, or if the Plan Committee has notice that the parties are attempting to rectify any deficiencies in the order, the Plan Committee shall segregate in a separate account in the Plan or in an escrow account the amounts which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order.

               (4) If within 18 months after the date on which the first payment would be required to be made under an order, the order is determined to be a Qualified Domestic Relations Order, the Plan Committee shall pay the segregated amounts (plus interest thereon, if any) to the person or persons entitled thereto. If within such 18 month period (A) it is determined that the order is not a Qualified Domestic Relations Order or (B) the issue as to whether such order is a Qualified Domestic Relations Order is not resolved, the Plan Committee (unless under a restraining order prohibiting the disposition of benefits pending resolutions of a suit) shall pay the segregated amounts (plus interest thereon, if any) to the person or persons who would have been entitled to such amounts if there had been no order.
Any determination that an order is a Qualified Domestic Relations Order which is made after the close of the 18-month period shall be applied prospectively only from the date of such determination.

             (5) For purposes of Code Section 414(p)(4)(A)(ii), the interest rate for determining the present value of any accrued benefit shall be the interest rate then in effect for determining the amount of contributions under the Plan.

     18.5 Common Trust Fund. The fact that for administrative purposes the Plan Committee or Trustee maintains separate accounts for each Participant shall not be deemed to segregate for such Participant, or to give such Participant


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any direct interest in, any specific assets in the Trust Fund held by the
Trustee. Except as provided herein, all such assets may be held and administered by the Trustee as a commingled fund, subject to the provisions of the Plan for the investment thereof in one or more Investment funds.

     18.6 Responsibility of Fiduciaries. Members of the Plan Committee, together with their assistants and representatives who are Employees, shall be free from all liability for their acts and conduct in the administration of the Plan and trust under the Trust Agreement, except for acts of willful misconduct or gross negligence; provided that the foregoing shall not relieve any of them from any responsibility or liability for any responsibility, obligation or duty that they may have under ERISA.

     18.7 Indemnity by Companies. In the event and to the extent not insured against by any insurance company under the provisions of any applicable insurance policy, the Companies shall indemnify, hold harmless and, if requested, defend the members of the Plan Committee, together with their assistants and representatives who are Employees, from and against any and all claims, demands, suits or proceedings in connection with the Plan or trust under the Trust Agreement that may be brought by Employees, Participants or Beneficiaries or their legal representatives, or by any other person, corporation, entity, government or agency thereof and from and against any and all costs or other expenses, including but not limited to attorneys' fees incurred by said members in connection with such claims, demands, suits or proceedings; provided that such indemnification shall not apply to any such person for such person's acts of willful misconduct or gross negligence, as determined by a no longer appealable final judgment of a court of competent jurisdiction.

     18.8  Inability to Locate Participants or Beneficiaries.

          (a) Each Participant shall keep the Plan Committee advised of his current address and the current address of each of his potential Beneficiaries. Any payment, distribution or communication hereunder addressed to a Participant or Beneficiary at the last address filed with the Plan Committee or, if no such address has been filed, at the last address indicated on the records of the Company in respect of the Participant, shall be deemed to have been delivered to the Participant or Beneficiary three (3) days after such payment, distribution or communication is deposited in the United States mail, postage prepaid.
          (b) If the Plan Committee cannot, by making a reasonably diligent attempt by mail, locate either the Participant, his Beneficiary or contingent Beneficiary, as the case may be, within five (5) years following the date as of which the person's benefits become payable under the Plan, the total amount shall be forfeited and shall be used to reduce Company contributions under the Plan; provided, that if such person to whom a benefit is payable makes a claim in writing (or in such electronic form as designated by the Plan Committee) for such benefit after the expiration of the five (5) year period, the benefit shall be reinstated. In the event of such reinstatement, payment shall commence to such person in the same form and amount as initially applicable, commencing as soon as reasonably practicable after the date on which the Plan Committee receives his written claim.

     18.9 Payment in Case of Incapacity. In the event that the Plan Committee shall find that any Participant or Beneficiary to whom a benefit


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

is payable under this Plan is unable to manage his own affairs because of illness, accident, or other mental or physical incompetence, or is unable to give a valid receipt, the Plan Committee may cause the payment becoming due to such Participant or Beneficiary to be paid to another person selected by the Plan Committee in its sole discretion for the benefit of the Participant or Beneficiary without responsibility on the part of the Plan Committee, any Affiliated Company or the Trustee to follow the application of such payment; provided that if claim shall have been made therefor by an existing and duly appointed guardian, conservator, committee or other duly appointed legal representative, payment shall be made to such representative. Any such payment shall be a payment for the account of the Participant or Beneficiary and shall operate as a complete discharge of all liability therefor under this Plan.

     18.10 Headings. Article, section and subsection headings are for convenient reference only and shall not be deemed to be a part of the substance of this instrument or in any way to enlarge or limit the contents of any Article.

      18.11 Applicable Law. Except as may otherwise specifically be required by the Trust Agreement, all legal questions pertaining to the Plan shall be determined in accordance with ERISA and, to the extent not preempted by federal law, the laws of the State of New York. All contributions made hereunder shall be deemed to have been made in New York.

     18.12 Agent for Service. The Secretary of Dow Jones & Company, Inc., World Financial Center, 200 Liberty Street, New York, NY 10281, shall be the agent for service of any legal process upon this Plan.

     18.13 USERRA. Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u), and a Participant in military service may elect to suspend loan repayments in accordance with Code Section 414(u)(5).






















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

                                      ARTICLE XIX

                                 TOP-HEAVY PLAN RULES

     19.1  Applicability.

          (a) Notwithstanding any provision in this Plan to the contrary, the provisions of this Article XIX shall apply in the case of any Plan Year in which the Plan is determined to be a Top-Heavy Plan under the rules of
Section 19.3.

          (b) Except as is expressly provided to the contrary, the rules of this Article XIX shall be applied after the application of the affiliated company rules of Code Section 414.

     19.2  Definitions.

          (a) For purposes of this Article XIX, the term "Five Percent (5%) Owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Company. The rules of Subsections (b), (c), and (m) of Code Section 414 shall not apply for purposes of applying these ownership rules. Thus, this ownership test shall be applied separately with respect to every Affiliated Company.

           (b) For purposes of this Article XIX, the term "Non-Key Employee" shall mean any Employee who is not a Key Employee.

           (c) For purposes of this Article XIX, the terms "Key Employee" and "Non-Key Employee" include their Beneficiaries.

     19.3  Top-Heavy Status.

          (a) The Plan shall be a "Top-Heavy Plan" for a Plan Year if the requirements defined in Section 1.59 are satisfied for such Plan Year.

          (b) If any individual is a Non-Key Employee with respect to any plan for any Plan Year, but the individual was a Key Employee with respect to the plan for any prior Plan Year, any accrued benefit for the individual (and the account balance of the individual) shall not be taken into account for purposes of this Section 19.3.

          (c) If any individual has not performed any services for the Company at any time during the five (5) year period ending on the Determination Date, any accrued benefit for such individual (and the account balance of the individual) shall not be taken into account for purposes of this Section 19.3.

     19.4 Minimum Contributions. For each Plan Year in which the Plan is Top-Heavy, the minimum contributions for that year shall be determined in accordance with the rules of this Section 19.4.


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

         (a) Except as provided below, the minimum contribution (excluding amounts deferred under a cash or deferred arrangement under Code Section 401(k) and any Company contributions taken into account under Code Section 401(k)(3) or 401(m)(3)) for each Non-Key Employee who has not separated from service as of the last day of the Plan Year shall be not less than three percent (3%) of his Compensation (as defined in Section 19.4(e) below), regardless of whether the Non-Key Employee has less than 1,000 Hours of Service during such Plan Year or elected to make Pre-Tax Contributions to the Plan for such year.

         (b) Subject to the following rules of this Section 19.4(b), the percentage set forth in Section 19.4(a) above shall not be required to exceed the percentage at which contributions (including amounts deferred under a cash or deferred arrangement under Code Section 401(k) and any Company contributions taken into account under Code Section 401(k)(3) or 401(m)(3)) are made (or are required to be made) under the Plan for the year for the Key Employee for whom the percentage is the highest for the year. This determination shall be made by dividing the contributions for each Key Employee by so much of his total Compensation for the year as does not exceed one hundred fifty thousand dollars ($150,000), as adjusted in accordance with Code Section 401(a)(17)(B). For purposes of this Section 19.4(b), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan. However, the rules of this
Section 19.4(b) shall not apply to any plan required to be included in an Aggregation Group if the plan enables a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410.

          (c) The requirements of this Section 19.4 must be satisfied without taking into account contributions under Chapter 2 or 21 of the Code, Title II of the Social Security Act, or any other Federal or State law.

          (d) In the event a Participant is covered by both a defined contribution and a defined benefit plan maintained by the Company, both of which are determined to be Top-Heavy Plans, the defined benefit minimum, offset by the benefits provided under the defined contribution plan, shall be provided under the defined benefit plan.

          (e) In no instance may the Plan take into account an Employee's compensation in excess of one hundred fifty thousand dollars ($150,000), (or such greater amount as may be permitted pursuant to Code Section
401(a)(17)). An Employee's Compensation shall be as defined in Section 1.14 for purposes of this Article XIX.

          (f) Minimum contributions shall be made to this Plan, and not the Dow Jones Money Purchase Retirement Plan.

     19.5  Maximum Annual Addition.

          (a) Except as set forth below, in the case of any Top-Heavy Plan the rules of Code Section 415(e)(2)(B) and (3)(B) shall be applied by substituting "1.0" for "1.25."

          (b) The rule set forth in Section 19.5(a) above shall not apply if the requirements of both Sections 19.5(b)(i) and 19.5(b)(ii), below, are satisfied.


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

               (i) The requirements of this Section 19.5(b)(i) are satisfied if the rules of Section 19.4(a) above would be satisfied after substituting "four percent (4%)" for "three percent (3%)" where it appears therein with respect to participants covered only under a defined contribution plan.

               (ii) The requirements of this Section 19.5(b)(ii) are satisfied if the Plan would not be a Top-Heavy Plan if "ninety percent (90%)" were substituted for "sixty percent (60%)" each place it appears in
Section 19.3(a).

          (c) The rules of Section 19.5(a) shall not apply with respect to any Employee as long as there are no

              (i) Company Contributions, forfeitures, or voluntary nondeductible contributions allocated to the Employee under a defined contribution plan maintained by the Company, or

             (ii) Accruals by the Employee under a defined benefit plan maintained by the Company.

          (d) This Section 19.5 shall no longer apply with respect to Limitation Years beginning after December 31, 1999.

     19.6 Non-Eligible Employees. The rules of this Article XIX shall not apply to any Employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more Companies if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and the Company.




























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



EXECUTED as of January 1, 2000 pursuant to the November 17, 1999 Resolution of the Board of Directors amending and restating this Plan.


                                         /s/ James A. Scaduto
                                         ---------------------------------
                                         James A. Scaduto
                                         Vice President, Employee Relations

















































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

                                         SCHEDULE A

                   CERTAIN PROVISIONS APPLICABLE PRIOR TO JANUARY 1, 2000 The following provisions applied under the Plan for Plan Years beginning prior to January 1, 2000 unless otherwise noted.

     A.1  Company Contributions.
          (a) Company Contributions. For Plan Years ending prior to January 1, 2000, and subject to the limitations on contributions under
Article V, for each Plan Year the Companies shall contribute to the Company Contributions Account of each Participant or former Participant who was an Active Participant during all or a portion of the Plan Year and who either

          - was an Employee on the last day of the Plan Year, or

          - ceased being an Employee during the Plan Year after January 31 of the Plan Year either

          - after having been an Active Participant for at least ten (10) years, or

          - due to his death or Disability, or

          - was an Employee in the non-regular employ of a Company who ceased being an Employee during the Plan Year but was retained through December 31 of the Plan Year in the Company file of persons residing in the area and generally available for non-regular employment, an amount equal to the following:

               (1) the base percent for the Plan Year multiplied by the Participant's or former Participant's Compensation for the Plan Year, plus

               (2) the additional percent for the Plan Year multiplied by the Participant's or former Participant's Social Security Excluded Wages, if any, for the Plan Year, where the terms "base percent" and "additional percent" shall be determined in accordance with the provisions of subsection (b) below.

          (b) Special Definitions. For purposes of subsection (a) above, the following terms used therein, or in this subsection (b), shall have the meanings set forth below:










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

               (1)  The term "additional percent" means the lesser of:

                    (A)  the base percent, or

                    (B)  the Social Security Old Age Insurance Percentage.

               (2)  The term "base percent" means the greater of:

                    (A) the tentative contribution ratio minus the product of the excess compensation ratio and the Social Security Old Age Insurance Percentage, or

                    (B) the tentative contribution ratio divided by the sum of one (1) plus the excess compensation ratio.

               (3) The term "excess compensation ratio" means the total Social Security Excluded Wages for the Plan Year of all Participants (or former Participants) for whom a contribution is to be made for the Plan Year under subsection (a) above divided by the total Compensation of all such Participants for the Plan Year.

               (4) The term "tentative contribution ratio" means the lesser of:
                    (A)  fifteen percent (15%) multiplied by the modified
section 404(a)(3) compensation, for the Plan Year, and

                    (B) the sum of the income based amount and such additional amounts, if any, as may be determined by the Board of Directors, in either case divided by the total Compensation for the Plan Year of all Participants (or former Participants) for whom a contribution is to be made for the Plan Year under subsection (a) above.

               (5) The term "modified section 404(a)(3) compensation" means all of the compensation paid or accrued by a Company (during the taxable year of the Company which ends within the Plan Year) to all Participants or former Participants for whom a contribution is to be made for the Plan Year (under subsection(a) above), where the phrase "all of the compensation paid or accrued" has the meaning of that phrase as used in Treas. Reg. Section l.404(a)-9(b) (as the Plan Committee may conclusively determine from time to time, for purposes of this subsection (b)), as limited by Code Section 404(1), recognizing (for purposes of such determination) that "all of the compensation paid or accrued" does not include contributions to a plan pursuant to Code Section 401(k) or other contributions to a plan (including this Plan) which qualifies under Code Sections 401(a) or 403(a), but does include other Cash or Deferred Contributions, and provided that "modified section 404(a)(3) compensation" shall not include:

      - income imputed on account of group term life insurance pursuant to Code Section 79,




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

     - amounts paid on account of or in connection with foreign overseas allowances,

     -     moving expenses,

     - gross income derived from the exercise of non-qualified stock options taxable at exercise and, in respect of Participants who are Highly Compensated Employees for such Plan Year, gross income derived from the grant of non-qualified stock options taxable at grant,

     -     amounts paid or reimbursed under any educational assistance plan,

     - any amounts paid by any third party under any State or local statute or regulation providing for disability payments,

     - amounts received upon the qualifying disposition of stock under the Dow Jones & Company, Inc. Employee Stock Purchase Plan, and

     - amounts paid, regardless of form, under the 1990 Performance Award Plan of Dow Jones & Company, Inc. or any subsequent long-term incentive plan for selected employees.

          (6) The term "income based amount" means the sum of the following:

               (A) an amount equal to a percentage of the Companies' net income for the fiscal year commencing in the Plan Year, which percentage shall be fifteen percent (15%); and

               (B) The above-referenced percentage of the Companies' net income for each of the ten (10) Plan Years immediately preceding the Plan Year, but only to the extent such amounts were not contributed to the Plan in prior Plan Years (determined on a first-in-first-out basis).

          (7) The term "net income" means net income after federal taxes, without taking into account such Company Contributions and without taking into account, in determining such federal taxes, any deductions by reason of such Company Contributions, but taking into account for 1953 and subsequent Plan Years additional compensation accrued for such year with respect to officers and employees under other profit-sharing and incentive plans. Such amount shall be determined by the chief accounting officer of Dow Jones & Company, Inc. based upon information available at the time (prior to March 1 of each year) the determination is made. Such determination made in good faith shall be conclusive upon all parties in any way interested in the Trust Fund.

          (8) For purposes of this subsection, "federal taxes" shall be determined by applying to the taxable income of the Companies those rates of tax imposed by Chapter 1 of the Code which were applicable to corporate net




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

income reported for the calendar year 1989 except, for Plan Years prior to 1989, such rates of tax applicable for the calendar year 1949.

          (9) The term "Social Security Excluded Wages" means, for any Plan Year with respect to a Participant, the excess, if any, of the Participant's Compensation for the Plan Year over the contribution and benefit base (commonly referred to as the "taxable wage base") as of the first day of the Plan Year under Section 230 of the Social Security Act; provided that if (but only to the extent that) the overall permitted disparity limits (within the meaning of Treas. Reg. Section 1.401(1)-5(a)(1)) are or have been reached with respect to a Participant for a Plan Year and the necessary adjustments therefor have not been made under one or more other plans (if any) maintained by the Companies or an Affiliated Company, the Participant's Social Security Excluded Wages shall be deemed to include the Participant's entire Compensation for the Plan Year.

          (10) "Social Security Old Age Insurance Percentage" means, for any Plan Year, 5.7 percentage points or, if greater, the percentage rate of tax as of the first day of the Plan Year under Code Section 3111(a) which is attributable to the old age insurance portion of the Old Age, Survivors and Disability Insurance provisions of the Social Security Act, as published by the Secretary of the Treasury or his designee.

          (c) Additional Rule For Top Heavy Years. Except as provided in this subsection (c), for any Top Heavy Year the Companies shall make such other Company Contributions (if any), calculated separately with respect to each Participant, other than a Key Employee, who is an Employee on the last day of such Top Heavy Year, as shall be necessary to cause the ratio of (1) to (2) for each such Participant to equal at least the lesser of 3% or the highest such ratio for the Plan Year for any Key Employee, where (1) and (2) are as follows:

               (1) the aggregate contributions by Affiliated Companies to this Plan and all other defined contribution plans maintained by the Affiliated Companies on behalf of the Participant (or on behalf of the beneficiaries of such Participant);

               (2) the lesser of (A) the Compensation Limit multiplied one-twelfth (1/12) the number of months in the Plan Year and (B) the Participant's '415' Compensation.

Contributions shall not be required under this subsection (c) to the extent lesser contributions are permitted in regulations promulgated by the Secretary of the Treasury under Code Section 416(f) pertaining to Participants who also are participants in any defined benefit pension plan sponsored by an Affiliated Company.

          (d) Payment to Trustee. Company Contributions for any Plan Year shall be paid to the Trustee as soon as reasonably practicable after the end of the Plan Year but in no event later than the earlier of:

               (1) the time prescribed by law for filing the contributing Company's consolidated Federal income tax return for its fiscal year commencing in such Plan Year (including extensions thereof); and


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

               (2)  twelve (12) months following the end of such Plan Year.

     A.2  After-Tax Contributions.

          (a) General. For Plan Years beginning prior to January 1, 2000, and subject to the limitations on contributions under Section 4.10(b) and
Article V, each Active Participant shall be eligible to make After-Tax Contributions to his After-Tax Contributions Account either through regular payroll deductions (but not for the Plan Year in which the Participant first becomes, or following a period as an Inactive Participant again becomes, an Active Participant) or through direct single-sum payment to the Trustee, but not both; provided that no After-Tax Contributions shall be made by payroll deduction to a Participant's After-Tax Contributions Account for any Payroll Period in which his Compensation is insufficient to permit the agreed-upon After-Tax Contributions after all statutory withholdings and deductions, deductions authorized by the Participant and any other deductions, are made; and provided further that as of any date prior to the first Plan Year beginning after December 31, 1986 and before January 1, 2000, the total amount of all After-Tax Contributions made by a Participant during all Plan Years shall at no time exceed ten percent (10%) of the Participant's aggregate Compensation while he was an Active Participant in the Plan.

          (b) Payroll Deduction Agreements. No After-Tax Contributions shall be made by payroll deduction with respect to any Payroll Period unless the Participant has a payroll deduction agreement in effect for such Payroll Period. A payroll deduction agreement shall not be valid unless the Participant specifies therein the amount of Compensation which he agrees to contribute to the Plan through regular payroll deduction. Such amount, stated on an annual basis, must be in increments of $100, but shall not be less than $500. An Active Participant's payroll deduction agreement for any Plan Year shall be submitted prior to the date in January established and announced by the Plan Committee and shall become effective as soon as reasonably practicable after it is received by the Plan Committee, taking into account any necessary adjustments to the Company's payroll deduction system, and shall remain effective, until revoked, for each Payroll Period in the Plan Year commencing on or after the date established by the Plan Committee. Effective with the Payroll Period commencing at least 90 days following the date on which his most recent payroll deduction agreement became effective (or, if revoked, the date the revocation became effective), an Active Participant may change the contribution which he agrees to contribute pursuant to a payroll deduction agreement by executing a new payroll deduction agreement which is received by the Plan Committee on or before the commencement of that Payroll Period. An Active Participant's subsequent payroll deduction agreement shall remain effective until similarly changed or revoked.

          (c) Suspension of After-Tax Contributions by Payroll Deduction. A Participant may at any time, by signed written notice (or in such electronic form as designated by the Plan Committee) to the Plan Committee, direct the discontinuance of all After-Tax Contributions by regular payroll deduction on his behalf. Such discontinuance shall become effective with the Payroll Period commencing on or next following receipt of the written notice (or in such electronic form as designated by the Plan Committee) by the Plan Committee or as soon thereafter as reasonably practicable. Any discontinuance of After-Tax Contributions shall be for the duration of the Plan Year.


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

          (d) Lump Sum After-Tax Contributions. After-Tax Contributions made by single-sum payment for any Plan Year shall be in increments of $100, but shall not be less than $500, and shall be accompanied by a form provided for the purpose by the Plan Committee. The payment and form shall be submitted no later than the date prescribed by the Plan Committee under Schedule A.2(c) for the submission of payroll deduction agreements or at such other time or times, not less frequently than once in any Plan Year, as the Plan Committee may from time to time establish.

         (e) No Post-1999 After-Tax Contributions. Notwithstanding any other provision of the Plan to the contrary, no After-Tax Contributions shall be made to the Plan for any Plan Year beginning after December 31, 1999.

     A.3  Restoration of Forfeitures of Certain Former Telerate Employees.

          (a) Restoration. Prior to January 1, 2000, the Account of a former terminated non-vested Telerate participant shall be credited with the amount of his Telerate forfeiture if:

               (1) prior to incurring five (5) One-Year Breaks in Service (calculated as if Telerate Systems Incorporated were a Company from and after his termination of employment with that company), he becomes a Participant who is an Eligible Employee after December 31, 1990, and

               (2) he timely pays the amount of his Telerate distribution, if any, to the Plan (to be credited to his Company Contributions Account),

in which event the Participant's Pension Account shall be credited with the portion of the amount of his Telerate forfeiture attributable to contributions made on his behalf under the Telerate Pension Plan and to the non-discretionary portion of "Employer's Non-Elective Contributions" made on his behalf under the Telerate Retirement Plan, and the Participant's Company Contributions Account shall be credited with the remainder of the amount of his Telerate forfeiture.

For purposes of this Schedule A.3, the italicized terms used in this subsection (a) shall have the meanings set forth in subsections (b) through
(e) below.
           (b) The term "former terminated non-vested Telerate participant" means, and is limited to, a Participant who:

               (1) was a participant in the Telerate Retirement Plan, Telerate Profit Sharing Plan, or Telerate Pension Plan,

               (2) incurred a forfeiture of all or a portion of his account under said plan or plans due to his termination of employment with Telerate Systems Incorporated prior to becoming fully vested in his account, and

               (3) did not have his forfeiture restored under any of said plans.



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

          (c) The term "amount of his Telerate forfeiture" shall mean the amount of unrestored forfeiture incurred by the former terminated non-vested Telerate participant under the Telerate Retirement Plan, Telerate Profit Sharing Plan or Telerate Pension Plan, without income or losses thereafter.

          (d) The term "amount of his Telerate distribution" shall mean the amount of the distribution, if any, which (together with the termination) occasioned the forfeiture under the Telerate Retirement Plan, Telerate Profit Sharing Plan or Telerate Pension Plan.

          (e) A Participant's payment of the amount of his Telerate distribution shall be "timely" if made while the Participant is an Eligible Employee and no later than five (5) years after the first date following the forfeiture on which he became an Employee (determined as if Telerate Systems Incorporated were a Company from and after the Participant's termination of employment with that company).

     A.4 Service Rules. The following terms used in this Plan shall have the meanings set forth in this Schedule A.4.

          (a)  Years of Service and Breaks in Service.

                (1) Years of Service. "Year of Service" means each one-year computation period, described herein, during which an Employee is credited with at least 1000 Hours of Service. In determining Years of Service for purposes of Eligibility Service for Employees whose service with the Affiliated Companies commenced or, following a One-Year Break in Service, recommenced after December 31, 1984, the computation periods shall be the one-year period commencing on the date the individual became an Employee and each one-year period commencing on the anniversary of that date. In determining Years of Service for purposes of Eligibility Service for all other Employees, the computation periods shall be the one-year period commencing on the date the individual became an Employee and each one-year period ending on the last day of each Plan Year ending after the end of that first computation period.

               (2) "One-Year Break in Service" means each one-year computation period used for determining Years of Service during which an Employee is credited with no more than 500 Hours of Service; provided that solely for the purpose of determining whether an Employee has incurred a One-Year Break in Service, the Employee shall be credited with:

                    (a) Hours of Service which otherwise would normally have been credited to an Employee but for a maternity or paternity leave, or

                    (b) if the Plan Committee is unable to determine the Hours of Service described in paragraph (1) above, 8 Hours of Service for each such day of maternity or paternity leave,

except that the total number of Hours of Service so credited shall not exceed 501. Any Hours of Service credited for a maternity or paternity








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

leave under this Section shall be credited only in the computation period in which the maternity or paternity leave began, if the Employee otherwise would incur a One-Year Break in Service in that computation period, and otherwise shall be credited in the immediately following computation period.

     As used in this subsection, "maternity or paternity leave" means any period of absence from employment beginning in any Plan Year commencing after December 31, 1984 by reason of the pregnancy of a Participant or the birth of a child of a Participant, or by reason of the placement of a child with a Participant in connection with its adoption by the Participant, or for the purpose of caring for such child during the period immediately following such birth or placement. Notwithstanding the foregoing, a period of absence from employment shall not be regarded as a maternity or paternity leave if the Employee shall fail to comply with a request by the Company to furnish the Plan Committee such timely information as may be reasonably required to establish that the absence from employment was for a reason set forth above and the number of days for which there was such an absence.

In addition, in the case of an individual who is absent from work during an approved leave of absence granted to an Employee on or after August 5, 1993 pursuant to the Family and Medical Leave Act, the 12-consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a One Year Break in Service if the Employee returns to work for the Company at the end of such leave of absence.

          (b) Service. "Service" means the sum (expressed as an integer) of all Years of Service, provided that Years of Service shall be disregarded to the extent required by one or more of the following rules:

               (1) If a person who has less than two (2) (or, prior to January 1, 1989, three (3)) Years of Service for purposes of determining Eligibility Service incurs a One-Year Break in Service, all Years of Service Prior to the One-Year Break in Service shall be disregarded in determining Eligibility Service.

               (2) If a person incurs a One-Year Break in Service after December 31, 1988, all Years of Service prior to the One-Year Break in Service shall be disregarded in determining Eligibility Service unless and until the person completes a Year of Service after the One-Year Break in Service.

               (3) No Years of Service prior to January 1, 1976 which were disregarded under the break in service rules of the Plan in effect prior to that date shall be included.

               (4) No Years of Service prior to January 1, 1985 which were disregarded under the break in service rules of the Plan in effect prior to that date shall be included.

In no event shall a Participant's Service as of January 1, 2000 be less than it was as of December 31, 1999 under the provisions of the Plan then in effect.

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

     A.5 Commencement of Active Participation for Plan Years Ending Prior to January 1, 2000. For Plan Years ending prior to January 1, 2000, a person shall commence or recommence active participation in the Plan in accordance with the following rules:

          (a) Effective for periods prior to January 1, 2000, a person who does not become an Employee prior to January 1, 1985 and whose most recent computation period used for determining Years of Service ends after June 30 of the calendar year shall become an Active Participant as of the first Entry Date on which he is an Eligible Employee who is credited with three
(3) years (or, for Eligible Employees then credited with an Hour of Service after December 31, 1988, two (2) years) of Eligibility Service.

           (b) Effective January 1, 1989 through December 31, 1999, an Eligible Employee who is

               - an Inactive Participant,

               - a former Participant, or

               - a former Employee who had incurred a One-Year Break in Service after becoming credited with three (3) years (or, after December 31, 1988, two (2) years) of Eligibility Service and who is or becomes credited with a year of Eligibility Service shall become an Active Participant as of the later of:

                (1) the date on which he again became an Eligible Employee, and

                (2) the first day of the Plan Year in which he was credited the last Hour of Service necessary to qualify for such year of Eligibility Service.

     A.6 Definition of Eligible Employee. In addition to the classes of Employees set forth in Section 1.21, the term Eligible Employee includes the following Employees for the periods noted:

          (a) for Plan Years beginning prior to January 1, 2000, an Employee who is employed by Dow Jones Canada, Inc., a Canadian company, other than a nonresident alien who receives no United States source income, and

          (b) for periods beginning prior to the later of January 1, 2001 or the date an international pension plan sponsored by a Company is extended to such Employee, an Employee who is recorded on the United States payroll records of Dow Jones & Company, Inc. and is a nonresident alien employed in his country of citizenship by a United States Company, who receives no United States earned income and who either:

               (1) became an Employee with a United States Company prior to January 1, 1980 at a time when the Company did not sponsor a local plan in the country in which the Employee was employed,


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

               (2) was employed by a United States Company in the United States prior to January 1, 1980, and who became an Active Participant no later than January 1, 1980,

               (3) was employed as an expatriate by Dow Jones Publishing Co. (Asia), Inc. prior to January 1, 1985, and who became an Active Participant no later than January 1, 1986, or

               (4) was employed by Dow Jones Publishing Co. (Asia), Inc. prior to January 1, 1977, and who became an Active Participant no later than January 1, 1980; or

          (c) for periods beginning prior to the later of January 1, 2001 or the date an international pension plan sponsored by a Company is extended to such Employee, an Employee who is recorded on the United States payroll records of Dow Jones & Company, Inc. and is a third country national employed by a United States Company, who receives no United States earned income, and who:

               (1)  is employed as an expatriate,

               (2) was employed as an expatriate by a United States Company prior to December 1, 1986, or

               (3)  either:

                    (A) has not incurred a One-Year Break in Service after December 1, 1986, or

                    (B) became an Active Participant in accordance with the terms of the Plan no later than January 1, 1989.

For purposes of this Schedule A.6, "expatriate" means a person who receives, except to the extent not applicable to his personal circumstances, the following benefits: foreign exchange protection, housing subsidy, education allowance, home leave, tax equalization, and Dow Jones & Company, Inc. United States welfare benefits (including medical care, dental care, short and long term disability, life and accident insurance, and dependent care).






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

                                      SCHEDULE B

                              COLLECTIVE BARGAINING AGREEMENTS

For purposes of the definition of "Eligible Employee" in Article I of the Plan, collective bargaining agreements between a Company and any of the following labor unions provide for participation in the Plan, unless the collective bargaining agreement specifically excludes coverage under the Plan.
Newspaper, Magazine, Periodical Salesmen, Drivers, Chauffeurs, Division Men,
  District Managers, Checkers, Vendors and Handlers' Union Local No. 706, IBT (drivers)

Progressive Lodge No. 126 of the International Association of Machinists and
  Aerospace Workers, AFL-CIO (machinists)
Chicago Mailers Union No. 2 (mailers)
Chicago Paperhandlers & Electrotypers Union No. 2 (paperhandlers)
Chicago Web Printing Pressmen's Union No. 7 (pressmen)
Graphic Communications Union 12N (pressmen)
Springfield Typographical Union Local No. 216 (typographical workers and mailers)
Dallas Mailers Union CWA Local 6260
Dallas Graphic Communications Union Local No. 367-M (pressmen)
St. Louis Mailers Union No. 3, Local 14620, CWA, Printing, Publishing and Media Workers Sector (PPMWS) (mailers)
St. Louis Graphic Communications Local Union No. 38N (machinists)
St. Louis Graphic Communications Local Union No. 38N (pressmen)
Independent Association of Publishers' Employees, CWA Local No. 1096 (IAPE) Newspaper and Mail Deliverers' Union of New York and Vicinity (drivers)
San Francisco Web Pressmen and Prepress Workers' Union No. 4 (pressmen) Graphic Communications Union Local 404 (pressmen)
Southern California Typographical Mailers Union CWA No. 14904 (mailers)
New Jersey Mailers Union (formerly named Northern New Jersey Mailers Union) No. 1100, IBT (mailers)
Graphic Communications International Union Local 8N (Pressmen)
Mailers Union No. 29 of Washington, DC (mailers)
Graphic Communications Union Local No. 6 (pressmen)
Baltimore Newspaper Graphic Communications Union No. 31 (White Oak Press)


Effective January 1, 1997


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

                                      SCHEDULE C

                              COMPANIES UNDER THE PLAN

Each of the following is a Company under the Plan:

Dow Jones & Company, Inc.
Dow Jones Publishing Co. (Asia), Inc.
Dow Jones Printing Co. (Asia), Inc.
Dow Jones Publishing Co. (Europe), Inc.
National Delivery Service
Federal Filings, Inc.
Effective January 1, 2000, Dow Jones Reuters Business Interactive LLC ("Factiva"), but not including individuals who are employed by Reuters or an affiliate and who move directly from employment by Reuters or an affiliate to employment by Factiva until the Plan Committee so determines.
American Demographics, Inc. (through March 31, 1997)
WBIS+ (through March 6, 1998)
DJ Markets Companies (through May 29, 1998)
Dow Jones Canada, Inc. (through December 31, 1999)

                             Effective January 1, 1997
                             unless otherwise noted



























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

                                SCHEDULE D
                       SERVICE WITH PRIOR EMPLOYERS


Hours of Service shall be credited with respect to the following:
Service with Reuters or an affiliate by an employee thereof who (1) moves directly from employment by Reuters or an affiliate to employment by Dow Jones Reuters Business Interactive LLC ("Factiva"), (2) is extended Plan coverage pursuant to Schedule C, and (3) is granted such Hours of Service by the Plan Committee.



                                        Effective January 1, 2000







































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

                               SCHEDULE E

CERTAIN PROVISIONS GENERALLY APPLICABLE PRIOR TO JANUARY 1, 2001

            E.1 Spouse's Consent to Withdrawals. For distributions made prior to the date annuity distributions under the Plan are eliminated in accordance with Section 10.2(b), a Participant's election of a withdrawal under Section 9.1 or 9.2 or Schedule E.8 shall not be valid if he is married on the date of his withdrawal and


  -  he had ever elected a Life Annuity under this Plan, or
  - with respect to a withdrawal under Section 9.2, the value of his Pension Account exceeds zero,

unless

          (a) his Spouse consents, or has consented, in writing (or in such electronic form as designated by the Plan Committee) no more than 90 days prior to the date of the withdrawal to such election (which consent shall be irrevocable with respect to the election to which it was given), such consent is witnessed by a notary public or a Plan representative, and the consent acknowledges the effect of such election; or

           (b) it is established to the satisfaction of the Plan Committee that such consent cannot be obtained because the Spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

            E.2 Normal Form of Benefits. Notwithstanding Section 10.2(a), the following rules shall apply with respect to distributions with a Benefit Commencement Date prior to the date annuity distributions under the Plan are eliminated in accordance with Section 10.2(b):

           (a) General Rule. Except as otherwise provided in paragraph (2) below or unless he otherwise elects in accordance with subsection (b) below:

                 (1) a Participant's benefits attributable to his Pension Account shall be paid as:


                     (A) a spousal 50% joint and survivor annuity to the Participant for his life followed by a monthly annuity in half that amount to his Spouse for the Spouse's remaining life), if the Participant is married on his Benefit Commencement Date; or

                     (B) a single life annuity (a monthly annuity to the Participant for his life), if he is not married on his Benefit Commencement Date; and

                  (2) the remaining portion of a Participant's benefits shall be payable as a single lump sum, in cash; provided that if such lump sum is comprised of more than one check or similar instrument, all such


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

instruments shall be paid within the same taxable year of the Participant;


provided that if the Participant's entire benefits payable do not exceed $5,000 ($3,500 for periods prior to January 1, 1998) at the time they are payable, his benefits shall be payable as a single lump sum, in cash; provided further that if such lump sum is comprised of more than one check or similar instrument, all such instruments shall be paid within the same taxable year of the Participant.

                (b) Life Annuity Exception. Unless he otherwise elects in accordance with subsection 10.2(b) the benefits of a Participant who ever has elected benefits under this Plan in the form of a Life Annuity shall be paid in the same manner as benefits attributable to a Pension Account under paragraph (a) above.

                (c)   In addition to the distribution options set forth in
Section 10.2(b), a Participant described in this Schedule E.2 may also elect a single lump sum, in cash; provided that if such lump sum is comprised of more than one check or similar instrument, all such instruments shall be paid within the same taxable year of the Participant.
E.3	Spousal Consent Rules.  In addition to the rules set forth in Section
10.2(b), for a Participant who is married on his Benefit Commencement Date that is before (a) January 1, 2001 (with respect to a Participant with a Pension Account) or (b) the date specified in Section 10.2(b) for the elimination of annuity forms of distribution (with respect to any other Participant), then

 - if he elects, or ever has elected, a Life Annuity under this Plan, or
 - if (but only to the extent that) his benefits are attributable to a Pension Account,

his election under this Section E.3 shall not be effective unless the Participant's Spouse (if any) consents, or has consented, in writing (or in such electronic form as designated by the Plan Committee), within that 90 day period, to such election (which consent shall be irrevocable with respect to the election to which it was given), and

                 (a) such consent is witnessed by a notary public or a Plan representative;

                 (b) the form of benefits (including the Beneficiary, if any) designated by the election may not be changed (other than revoked) without the Spouse's similarly notarized written consent (or in such electronic form as designated by the Plan Committee), except to the extent, if any, that the Spouse's consent expressly permits further form of benefit elections (or Beneficiary designations) by the Participant without the Spouse's further consent; and

                 (c) the Spouse's consent acknowledges the effect of such election; or it is established to the satisfaction of the Plan Committee that such consent cannot be obtained

                    (1)  because the Participant has no Spouse;


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

                    (2)  because the Spouse cannot be located; or

                    (3) because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

             E.4  Partial Company Contribution Distributions.
Notwithstanding Section 10.4(b), for periods prior to January 1, 2001, any partial distribution of a Participant's Accounts shall be made in the following order and as the Plan Committee may determine from time to time:

               (A) After-Tax Contributions made prior to January 1, 1987;

               (B) After-Tax Contributions made after December 31, 1986;

               (C) Company Fixed Contributions;

               (D) Rollover Contributions;

               (E) Contributions credited under the Telerate 401(k) Account;

               (F) Qualified nonelective contributions (within the meaning of Code Section 401(m)(4)(C)) credited under the Company Contributions Account;

               (G) Contributions credited under the Pension Account;

               (H) Contributions credited under the Qualified Employer Contributions Account;

               (I) Pre-Tax Contributions; and

               (J) Matching Contributions.

             E.5  Certain Married Participants.  For distributions prior to
(a) January 1, 2001 (with respect to a Participant with a Pension Account) or (b) the date specified in Section 10.2(b) for the elimination of annuity forms of distribution (with respect to any other Participant), the following additional rules shall apply under Section 11.2(a):

            If the Participant is married upon his death, then

              - if he had ever elected a Life Annuity under this Plan, or

              - if (but only to the extent that) his benefits are attributable to a Pension Account,

his election, even if it satisfies the foregoing requirements, shall not be effective if it was made prior to the year in which he reached age 35 and he died during or any time after the said year.

             E.6 Beneficiary's Election of Form of Benefits. For periods prior to (a) January 1, 2001 (with respect to a Participant with a Pension

Account) or (b) the date specified in Section 10.2(b) for the elimination of annuity forms of distribution (with respect to any other Participant),
Section 11.2(a)(1) and (2) shall read as follows:

Unless he otherwise elects in accordance with this subsection (b), a Beneficiary's benefits shall be paid as:

         (a) a spousal single life annuity (a monthly annuity to the Participant's Spouse for the Spouse's life), if and to the extent that:

            (1)  the Beneficiary is the Participant's Spouse,

            (2) the Participant ever elected a Life Annuity under this Plan or (but only to the extent that) the Participant's benefits are attributable to a Pension Account, and
            (3) the entire benefits payable exceed $5,000 ($3,500 for periods prior to January 1, 1998) at the time they are payable; or

         (b) a single lump sum, in cash, otherwise; provided that if such lump sum is comprised of more than one check or similar instrument, all such instruments shall be paid within the same taxable year of the Beneficiary.

In addition to the forms of distribution set forth in Section 11.2(b), a Beneficiary described in paragraph (a) above may elect a single lump sum, in cash; provided that if such lump sum is comprised of more than one check or similar instrument, all such instruments shall be paid within the same taxable year of the Beneficiary.

             E.7 Order of Withdrawals for Loans. Notwithstanding Section 13.2, prior to January 1, 2001, Loans shall be taken from Participants' Accounts in the following order:

             (a) Company Contributions Account (except for qualified nonelective contributions);

             (b)  Matching Contributions Account;

             (c)  Rollover Account;

             (d)  Telerate 401(k) Account;

             (e) Qualified nonelective contributions (within the meaning of Code Section 401(m)(4)(C)) credited under the Participant's Company Contributions Account;

             (f)  Qualified Employer Contributions Account;

             (f)  Pension Account; and

             (g)  Pre-Tax Contributions Account.

             E.8  Hardship Withdrawals of Certain Telerate Plan
Contributions. Prior to January 1, 2001, the following provisions shall apply:

            (a)  General.  Subject to the spousal consent requirements of
Section 9.3 and except as otherwise provided in this Schedule E.8, a Participant who is an Employee may elect to withdraw all or a portion of

          - that portion of his Company Contributions Account consisting of the discretionary portion of amounts previously contributed as "Employer's Non-Elective Contributions" under the Telerate Retirement Plan, including earnings thereon through December 31, 1990, plus

          - his Telerate 401(k) Account, excluding any earnings thereon under the Telerate Retirement Plan or this Plan, (except for amounts invested in the Loan Fund) if the Plan Committee determines, on the basis of all relevant facts and circumstances, that:

          (1)  the withdrawal is on account of:
              (A) Medical expenses described in Code Section 213(d) incurred by the Participant, his Spouse or dependents (as defined in Code
Section 152), or
              (B) the purchase (excluding mortgage payments) of a principal residence for the Participant; and

          (2) the amount to be withdrawn does not exceed the amount required to relieve the financial need determined under paragraph (1), and none of said amount may be satisfied from other resources (including assets of the Participant's spouse and minor children) reasonably available to the Participant.

The requirement of paragraph (2) of this subsection will be satisfied if the Plan Committee reasonably relies upon the Participant's notarized representation, which recites that it is given under the penalty of perjury, that the need determined under paragraph (1) cannot be relieved:

     - through reimbursement or compensation by insurance or otherwise,

     - by reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need,

     - for periods prior to January 1, 2000, by cessation of After-Tax Contributions under the Plan, or for periods after December 31, 1999, by cessation of Pre-Tax Contributions under the Plan, or

     - by other distributions or nontaxable (at the time of the loan) loans from this Plan or other plans maintained by any employer (whether or not an Affiliated Company), or by borrowing from commercial sources on reasonable commercial terms.

            (b) Additional Provisions. The minimum amount a Participant shall be entitled to withdraw pursuant to this Schedule E.8 is $300 or such greater amount, in increments of $100, as the Plan Committee may from time to time determine, or, if less, the entire amount otherwise eligible for withdrawal under this Schedule E.8 and not previously withdrawn. An application for a withdrawal pursuant to this Schedule E.8 shall be submitted to the Plan Committee in accordance with procedures adopted by the Plan Committee, which shall require the submission of such supporting documentation as it deems necessary, and it shall render its decisions on such applications on a uniform and nondiscriminatory basis. Payment of a withdrawal made pursuant to this Schedule E.8 shall be made as soon as reasonably practicable as of any Valuation Date with respect to Participants' Accounts following the Plan Committee's decision on the Participant's written application (or in such electronic form as designated by the Plan Committee).

            (c) Suspension of Participation; Adjustment of Contribution Limit. A Participant who withdraws any portion of his Telerate 401(k) Account pursuant to this Schedule E.8 shall not be eligible to make any employee contributions (including Pre-Tax Contributions) to the Plan and all other plans of the Affiliated Companies for the 12-month period following receipt of the withdrawal. For this purpose, the phrase "all other plans of the Affiliated Companies" means all qualified and nonqualified plans of deferred compensation maintained by an Affiliated Company, and includes a stock option, stock purchase, or similar plan, or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Code
Section 125, but does not include a health or welfare benefit plan, including one that is part of a cafeteria plan.

            (d) Adjustment of Section 402(g) Limit. A Participant who withdraws any portion of Telerate 401(k) Account pursuant to this Schedule
E.8 shall be limited to making Pre-Tax Contributions for the taxable year following the taxable year in which the hardship withdrawal is made of $7,000 (as adjusted under Code Section 402(g)) less the amount of such Participant's Pre-Tax Contributions for the year of the withdrawal.

                        DOW JONES 401(K) SAVINGS PLAN

                              AMENDMENT NO. 1
                                    TO
                    RESTATEMENT AS OF JANUARY 1, 1997

      The Plan Committee of the Dow Jones 401(k) Savings Plan, pursuant to the authority granted under Section 17.1 of the Plan and by the action of a majority of the Plan Committee members at a meeting (in person or by telephonic connection such that all attendees could hear and be heard by all others), in accordance with the procedures of Section 14.6 of the Plan, hereby amend the Plan as follows, effective as of January 1, 2002 unless noted otherwise, the Plan Committee having determined that the amendments contained herein (1) are necessary or appropriate to facilitate the administration, management and interpretation of the Plan and to conform the Plan thereto or maintain compliance of the Plan with the requirements of
Section 401(a) of the Internal Revenue Code, and (2) do not have a material effect on the currently estimated cost to the sponsoring Companies of maintaining the Plan.

1. Section 1.16 is amended by adding "($200,000 for Plan Years beginning on or after January 1, 2002)" after "$150,000" in the first sentence thereof.

2. Section 1.22 is amended by deleting "or" at the end of subsection (a), deleting the "." at the end of subsection (b)(2) and inserting in lieu thereof "; or", and inserting after subsection (b)(2) the following new subsection (c):

           (c)Effective until March 31, 2002, is employed by a United States Company and receives United States earned income and (1) was hired after September 30, 1995 but before January 1, 2000 and previously was a member of a local Belgian retirement plan; (2) was hired after January 17, 1990 but before June 1, 1995 and previously was a member of a local Belgian or Dutch retirement plan; or (3) was hired after June 1, 1995 and before August 1, 1995 and previously worked in Paris, France.

3. Section 1.23 is amended by deleting "and" at the end of subsection (c) thereof and adding immediately before the "." the following:

           (d) an annuity contract described in Code Section 403(b), and (e) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to account separately for amounts transferred into such plan from this Plan.

4. Section 1.35 is amended by adding the following new paragraph at the end thereof:

Notwithstanding the foregoing, effective for Plan Years beginning on or after January 1, 2002, the term "Key Employee" means any Employee or former Employee (including any deceased Employee) who, at any time during the Plan Year that includes the Determination Date, was an officer of the Employer having annual '415' Compensation greater than $130,000 (as adjusted under

Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5% owner of the Employer, or a 1% owner of the Employer having an annual compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and theapplicable regulations and other guidance of general applicability issued thereunder

5.   Section 5.1(a) is amended by adding the following at the end thereof:

Effective January 1, 2002, notwithstanding anything to the contrary in
Article IV, the amount of Pre-Tax Contributions on behalf of a Participant for any Plan Year shall not exceed the Deferral Limitation. For purposes of the Plan, "Deferral Limitation" means the amount set forth in Code Section 402(g), as adjusted for inflation. In addition, effective January 1, 2002, all Participants who are eligible to make Pre-Tax Contributions and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or
416, as applicable, by reason of the making of such catch-up contributions.

6. Section 5.2(a)(1) is amended by adding "($40,000 for Limitation Years beginning on or after January 1, 2002)" after "$30,000", and Section 5.2(a)(2) is amended by adding "(100% for Limitation Years beginning on or after January 1, 2002)" after "25%".

7. Section 10.2(b) is amended effective as of May 1, 2001 by deleting "May 1, 2001" and inserting in lieu thereof "September 1, 2001".

8. Section 10.3(c) is amended by adding the following new paragraph at the end thereof, effective as of January 1, 2001:

Notwithstanding the foregoing, with respect to distributions under the Plan made on or after December 31, 2001 for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001 (the "2001 Proposed Regulations"). If the total amount of required minimum distributions made to a participant for 2001 prior to December 31, 2001 are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such participant for 2001 on or after such date. If the total amount of required minimum distributions made to a participant for 2001 prior to December 31, 2001 are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. This paragraph shall continue in effect until the last calendar year beginning before the effective date of the final regulations under Code Section 401(a)(9) or such other date as may be published by the Internal Revenue Service;

9. Section 10.4(a)(3) is amended by deleting "or" at the end of subparagraph (B) thereof and adding the following after subparagraph (C) thereof:

     (D)   an annuity contract described in Code Section 403(b), or

     (E) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to account separately for amounts transferred into such plan from this Plan,

10. Subsection (d) of Section 10.4 is redesignated as subsection (f), and the following new subsections (d) and (e) are added to Section 10.4:

            (d)   For purposes of the direct rollover provisions in this
Section 10.4, any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

             (e)   For purposes of the direct rollover provisions in this
Section 10.4, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to account separately for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

11. Section 11.2(b) is amended effective as of May 1, 2001 by deleting "May 1, 2001" and inserting in lieu thereof "September 1, 2001".

12. Section 11.3(b) is amended by adding the following new paragraph at the end thereof, effective as of January 1, 2001:

Notwithstanding the foregoing, with respect to distributions under the Plan made on or after December 31, 2001 for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001 (the "2001 Proposed Regulations"). If the total amount of required minimum distributions made to a participant for 2001 prior to December 31, 2001 are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such participant for 2001 on or after such date. If the total amount of required minimum distributions made to a participant for 2001 prior to December 31, 2001 are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. This paragraph shall continue in effect until the last calendar year beginning before the effective date of the final regulations under Code Section 401(a)(9) or such other date as may be published by the Internal Revenue Service;

13.   Section 11.4(a) is amended to read as follows:
Election of Direct Rollover by Spouse. If the benefits of a Participant's Spouse otherwise payable under this Article XI constitute or include an Eligible Rollover Distribution, and

                 (1) the Spouse elects, no more than 90 days prior to the payment of his benefits, to have all or a portion of the Eligible Rollover Distribution (to the extent it is not an outstanding Loan obligation offset against the Spouse's benefits under Section 11.1) paid directly to an Eligible Retirement Plan (which, for distributions prior to January 1, 2002, is an individual retirement account or individual retirement annuity (but not a Section 401(a) qualified trust or a Section 403(a) annuity plan)),

                  (2) the Spouse specifies such Eligible Retirement Plan (for distributions prior to January 1, 2002, such individual retirement plan or annuity) in his election on a form provided, and in the manner prescribed, by the Plan Committee, and

                  (3) if required under a policy adopted by the Plan Committee, the plan trustee or custodian of the Eligible Retirement Plan (or, for distributions prior to January 1, 2002, the individual retirement plan or annuity) certifies prior to the date for the payment of the Spouse's benefits, on a form provided by or acceptable to the Plan Committee, that the Eligible Retirement Plan (or, for distributions prior to January 1, 2002, the individual retirement plan or annuity) is, or is intended to be, an Eligible Retirement Plan (or, for distributions prior to January 1, 2002, an individual retirement account or individual retirement annuity (other than an endowment contract) meeting the requirements of Code Sections 408(a) and 408(b), respectively), then the portion of the Eligible Rollover Distribution designated by the Spouse (to the extent it is not an outstanding Loan obligation offset under Section 11.1) shall be paid in a direct rollover to the Eligible Retirement Plan (for distributions prior to January 1, 2002, the individual retirement plan or annuity) specified by the Spouse. A Spouse's failure to make a timely election under this subsection (a) and timely to furnish the certification required under paragraph (3) hereof shall be treated as an election against a direct rollover of any portion of his benefits. A Spouse's election with respect to one payment in a series of periodic payments shall apply to all subsequent payments in the series, provided that the Spouse shall be entitled to change his election at any time, in the same manner specified in this subsection(a) for making an initial election, with



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respect to subsequent payments in the series.

14. The second paragraph of Section 13.1(a) is amended to read as follows, effective as of January 1, 1997:

Notwithstanding any other provision of the Plan to the contrary, no Loan shall be taken from this Plan unless the Participant's Accounts available to take the Loan under the Plan are sufficient to provide the entire amount of the requested loan; provided, however, that if neither the Participant's Accounts under this Plan nor (effective January 1, 2000) his account under the Dow Jones Money Purchase Retirement Plan are sufficient when considered separately to provide the entire amount of the requested loan, the larger maximum loan available to the Participant under this Plan or the Dow Jones Money Purchase Retirement Plan shall be made.

15. Section 18.4(c) is amended effective as of January 1, 2002 by adding to the end thereof the following new paragraph (6):

      (6) With respect to a domestic relations order that is determined to be a Qualified Domestic Relations Order on or after January 1, 2002, the Alternate Payee may obtain a distribution of any amounts to which he is entitled at the time permitted under such Qualified Domestic Relations Order, without regard to whether the Participant could elect a distribution under the Plan at such time.

16. Section 19.4(e) is amended by adding "(two hundred thousand dollars ($200,000) on or after January 1, 2002" after "($150,000)" in the first sentence thereof.

17. Section 19.4(g) is amended by adding the following new subsection (g) to the end thereof:

Notwithstanding any other provision of this Section 19.4 to the contrary, effective January 1, 2002 employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or any other plan of the Company. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).









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

                                    CERTIFICATE

This is to certify that the foregoing amendment to the Dow Jones 401(k) Savings Plan was adopted by the Plan Committee:



                                    /s/James Scaduto
                                    ----------------------------
                                    James Scaduto
                                    Chairman, Plan Committee








































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

                           DOW JONES 401(K) SAVINGS PLAN

                                AMENDMENT NO. 2
                                       TO
                       PLAN EFFECTIVE AS OF JANUARY 1, 1997

         The Plan Committee of the Dow Jones 401(k) Savings Plan, pursuant to the authority granted under Section 17.1 of the Plan and by the action of a majority of the Plan Committee members at a meeting (in person or by telephonic connection such that all attendees could hear and be heard by all others), in accordance with the procedures of Section 14.6 of the Plan, hereby amend the Plan as follows, effective as of January 1, 1997 unless noted otherwise, the Plan Committee having determined that the amendments contained herein (1) are necessary or appropriate to facilitate the administration, management and interpretation of the Plan and to conform the Plan thereto or maintain compliance of the Plan with the requirements of
Section 401(a) of the Internal Revenue Code, and (2) do not have a material effect on the currently estimated cost to the sponsoring Companies of maintaining the Plan.

1. The first sentence of the first paragraph that follows Section 1.22(b)(2) is revised to read as follows:

Eligible Employee shall not include, however, any Leased Employee or any person covered by a collective bargaining agreement which does not provide for participation in the Plan (except to the extent such collective bargaining agreement is described in Schedule B attached hereto) who otherwise is included within the definition of "Employee" in this Article I.

2.     The second paragraph of Section 1.25 is revised to read as follows:

For purposes of determining the number or identity of Highly Compensated Employees or for purposes of the pension requirements of Code Section 414(n)(3), Employee shall also include, effective for services performed after December 31, 1986, Leased Employees, provided that if such Leased Employees constitute less than 20% of the combined nonhighly compensated work force of the Affiliated Companies within the meaning of Code Section 414(n)(5)(C)(ii), Employee shall not include those Leased Employees covered by a plan described in Code Section 414(n)(5).

3.     A new Section 1.66 is added to read as follows:

"Leased Employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control of the recipient.









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

4. Section 4.10(c) is amended by adding the following to the end thereof:

If the multiple use test is failed, correction shall be made by reducing the actual deferral percentage of all Highly Compensated Employees.

5.     The first sentence of Section 5.2(c) is revised to read as follows:

If the limitation imposed by this Section 5.2 otherwise would be exceeded in respect of a Participant in a Limitation Year as a result of contributions based on estimated annual compensation, the allocation of forfeitures, or a reasonable error in determining the amount of elective deferrals under Code
Section 402(g)(3), the Participant's annual benefit under the defined benefit plan(s), if any, in which he participates shall be reduced to the extent required (in accordance with the terms of such plan) to permit compliance with such limitation.

6.     The second sentence of Section 19.4(e) is revised to read as follows:

An Employee's Compensation shall be as defined in Section 1.28 for purposes of this Article XIX.

7. Schedule D is amended to read as follows, effective as of January 1, 2000:
Hours of Service shall be credited with respect to the following:
Service with Reuters or an affiliate by an employee thereof who (1) moves directly from employment by Reuters or an affiliate to employment by Dow Jones Reuters Business Interactive LLC ("Factiva"), (2) is extended Plan coverage pursuant to Schedule B, and (3) is granted such Hours of Service by the Plan Committee; provided that the granting of such service is made to all similarly situated employees in compliance with the requirements of Treasury Regulation section 1.401(a)(4)-11(d)(3)(iii)(A).


                               CERTIFICATE

This is to certify that the foregoing amendment to the Dow Jones 401(k) Savings Plan was adopted by the Plan Committee:


                                    /s/James Scaduto
                                    ----------------------------
                                    James Scaduto
                                    Chairman, Plan Committee








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